Exhibit 4.17

OFFICE LEASE

THIS LEASE (the "Lease") is made as of the 12th day of September, 2014 (the “Effective Date”), by and between RENAISSANCE PROPERTY OWNER, LLC, a Kansas limited liability company (“Landlord”) and PARNELL CORPORATE SERVICES U.S., INC., a Delaware corporation (“Tenant”).

ARTICLE 1:  BASIC LEASE PROVISIONS AND DEFINITIONS

The descriptions and amounts set forth below are qualified by their usage elsewhere in this Lease, including those Sections referred to in parentheses following such descriptions and amounts.

1.1	TENANT TAX ID OR SOCIAL SECURITY NUMBER: 45 375 1637.

1.2
PREMISES:  The property hereby leased to Tenant is that certain space located on the 6th floor of the Building as shown on the floor plan attached hereto as Exhibit G and incorporated herein by reference and designated as Suite #600 containing approximately 13,106 square feet of “usable area” and 14,810 square feet of “rentable area” (the “Premises Square Footage”).  For purposes of this Lease, “usable area” shall be calculated in conformance with the Standard Method of Measuring Floor Area in Office Buildings, as promulgated by the Building Owners and Managers Association International ("BOMA"), ANSI/BOMA Z65.1-1996. The Premises Square Footage is calculated by multiplying the usable area of the Premises by 1.13.

1.3
BUILDING:  That office building that is commonly referred to as the del Sarto Building (the “Building”) located at 7015 College Boulevard, Overland Park, Kansas, containing approximately145,382 square feet of rentable area (the “Building Square Footage”). The Building Square Footage is subject to change in the event that Landlord expands or reduces the size of the Building or Common Areas within the Building.

1.4	BUILDING LAND: Lot 3, The Renaissance, Second Plat, a subdivision in the City of Overland Park, Johnson County, Kansas, according to the recorded plat thereof (the “Building Land”).

1.5	TOTAL BUILDING FACILITIES: The Building Land and the Building and other improvements now or hereafter constructed on the Building Land.

1.6	TERM AND OPTION PERIODS:

A.
Delivery Date: The date on which Landlord delivers exclusive possession of the Premises to Tenant in the condition required by the provisions of this Lease.  Landlord estimates the Delivery Date with respect to the “office portion” of the Premises (i.e., a partial delivery) will occur on November 1, 2014 (the “Projected Delivery Date”); PROVIDED, HOWEVER, that the Projected Delivery Date shall be postpone one day for each day after September 12, 2014 that (i) this Lease is not fully executed and delivered by Landlord and Tenant, and (ii) the “Construction Plans” (as defined in Exhibit D) are not approved by Landlord and Tenant and one day for each day beyond September 22, 2014 that the “Existing Lease Conditions” (as defined in Section 1.20.A) are not satisfied.

B.
Commencement Date: The date that Landlord delivers the Premises to Tenant with “Landlord’s Work” substantially complete.  Pursuant to Section 3.2 of this Lease, Landlord may make the “office” portion of the Premises available for Tenant’s occupancy prior to the delivery of the entire Premises to Tenant, in which case the Commencement Date shall be the date Tenant occupies such portion of the Premises.

C.
Term: The period beginning on the Commencement Date and continuing to and including the date (the “Expiration Date”) which is the last day of the 120th full calendar month following the Commencement Date, except if the Lease is extended for an “Option Period” (if any) pursuant to Section 3.4, the “Term” shall include the Option Period so exercised.

D.	Option Periods: One (1) period of five (5) years. (See Section 3.4)

1.7	BASE RENT: (See Section 5.1)

YEARS	ANNUAL RENT	RATE PER SQ FOOT

Commencement Date through
the 12th full calendar month
of the Lease Term.	$311,010.00	$21.00

During the 13th through
the 24th full calendar months
of the Lease Term.	$318,415.00	$21.50

During the 25th through
the 36th full calendar months
of the Lease Term	$325,820.00	$22.00

During the 37th through
the 48th full calendar months
of the Lease Term	$333,225.00	$22.50

During the 49th through
the 60th full calendar months
of the Lease Term	$340,630.00	$23.00

During the 61st through
the 72nd full calendar months
of the Lease Term	$348,035.00	$23.50

During the 73rd through
the 84th full calendar months
of the Lease Term	$355,440.00	$24.00

During the 85th through
the 96th full calendar months
of the Lease Term	$362,845.00	$24.50

During the 97th through
the 108th full calendar months
of the Lease Term	$370,250.00	$25.00

During the 109th through
the 120th full calendar months
of the Lease Term	$377,655.00	$25.50

During the Option Period, if exercised, an amount per annum equal to the greater of (a) an amount per annum as reasonably determined by Landlord not earlier than 180 days prior to the commencement date of the Option Period equal to the product obtained by multiplying the rentable area of the Premises by the prevailing fair market rental rate per square foot of rentable area for lease renewals of similar sized premises, with tenants of similar financial standing, in buildings of similar quality to the Building along the “College Boulevard Corridor” in Overland Park, Kansas (assuming no tenant improvement allowance), or (b) the aggregate Base Rent payable for the 12 calendar months immediately preceding the commencement date of the Option Period.

1.8
BASE YEAR:  Calendar year 2015; it being agreed that the Operating Expenses for the Base Year shall be the greater of (a) the actual Operating Expenses for the Base Year, or (b) if the average number of square feet of rentable area in the Building which is leased and occupied by tenants for the Base Year is less than 95% of the Building Square Footage, an amount equal to what Landlord determines the Operating Expenses for the Base Year would have been had the average number of rentable area in the Building which is leased and occupied by tenants for the Base Year been equal to 95% of the Building Square Footage (i.e., a 95% “gross-up”).  Subsequent calendar years during the Lease Term shall be similarly subject to a 95% “gross-up”. (See Exhibit B)

1.9	INITIAL OPERATING EXPENSES YEAR: The calendar year beginning January 1, 2016. (See Exhibit B)

1.10	AFTER HOURS HVAC CHARGE: $35.00 per hour. (See Exhibit C)

1.11
TENANT’S PRO RATA SHARE: 10.2%, which is derived by dividing the Premises Square Footage by the Building Square Footage, and is subject to adjustment upon any change in the Building Square Footage. (See Exhibit B)

1.12	SECURITY DEPOSIT: $31,471.25. (See Article 6)

PREPAID BASE RENT: $25,917.50. (See Section 5.2)

1.13	LANDLORD’S ADDRESS FOR PAYMENT OF RENT:

Renaissance Property Owner, LLC
c/o CA Ventures, LLC
161 N. Clark Street, Suite 4900
Chicago, IL 60601
Attention: Asset Manager

1.14	LANDLORD’S ADDRESS FOR NOTICES: (See Section 18.1)

Renaissance Property Owner, LLC
c/o CA Ventures, LLC
161 N. Clark Street, Suite 4900
Chicago, IL 60601
Attention: Asset Manager

1.15	TENANT’S ADDRESS FOR NOTICES: (See Section 18.1)

Tenant’s Address and Telephone Number Prior to Occupancy:
Home Office Address: 9401 Indian Creek Pkwy, Overland Park, KS, 66210
Telephone: 913-312-0786
Tenant’s Address and Telephone Number After Occupancy:
Address:	7007 College Boulevard, Suite 600 Overland Park, Kansas 66211
Telephone: T.B.A.

1.16	PERMITTED USE: Office (See Section 4.1)

1.17
GUARANTOR(S):  Parnell Pharmaceuticals Holdings, LTD, a company incorporated in New South Wales, Australia.  Concurrently with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall cause Guarantor to execute and deliver to Landlord the Guaranty of Lease attached to this Lease as Exhibit H.

1.18	LANDLORD’S BROKER: RED Brokerage, LLC (See Section 18.6)

TENANT’S BROKER: None (See Section 18.6)

1.19	MAXIMUM ALLOWANCE: $518,350.00 (computed by multiplying $35.00 by the Premises Square Footage) (See Exhibit D)

1.20	SPECIAL PROVISIONS:

A.           Existing Tenant.  Tenant acknowledges that the Premises (or a portion thereof) are currently leased and occupied by a third party (the “Existing Tenant”) under a written lease with Landlord (the “Existing Lease”).  Tenant agrees that, notwithstanding anything contained in this Lease to the contrary, Landlord’s obligations under this Lease shall be contingent upon the Existing Tenant entering into an agreement with Landlord to terminate the Existing Lease with respect to the Premises and the Existing Tenant surrendering the Premises to Landlord (the “Existing Lease Conditions”).  Landlord shall not be liable to Tenant in the event the foregoing conditions are not satisfied, and in the event the conditions are not satisfied by October 31, 2014, then Landlord or Tenant shall have the right to terminate this Lease by delivering written notice to Tenant, in which case this Lease shall terminate automatically as of the date of such notice and Landlord shall return the Prepaid Base Rent and Security Deposit to Tenant.

B.           Initial Base Rent Abatement.  So long as no Event of Default exists, the Base Rent shall be abated in full for the first five (5) full calendar months following the Commencement Date (the “Initial Base Rent Abatement Period”); PROVIDED, HOWEVER, if any Event of Default shall occur during the Initial Base Rent Abatement Period, then, in addition to Landlord’s other rights and remedies, all Base Rent after the date of such Event of Default shall be payable in full without any abatement.

C.           Right of First Offer. Subject to the following terms and conditions and the rights granted to tenants under leases executed prior to the date of this Lease and the rights now or hereafter granted by Landlord to the existing tenant(s) or occupant(s) of the “First Offer Premises” (hereinafter defined) and provided no Event of Default exists, Tenant shall have, during the Lease Term, the right of first offer to expand the Premises by leasing the First Offer Premises from Landlord when the same become available for lease after the Commencement Date.  The “First Offer Premises” shall mean the entire balance of the rentable area on the 6th floor of the Building.  Prior to extending an offer to lease the First Offer Premises to any third party, Landlord shall give Tenant notice (the “First Offer Notice”) of the terms (including the term [which must be not less than 5 years], rent, tenant improvement allowance and other economic terms) on which Landlord is willing to lease the First Offer Premises to Tenant (the “Offered Terms”), which Offered Terms shall be consistent with the then prevailing terms for expansion transactions in Class A office buildings within the College Boulevard corridor in Johnson County, Kansas. Tenant shall have the one-time right to lease the First Offer Premises specified in the First Offer Notice for the Offered Terms by giving irrevocable written notice to Landlord of its election to do so within 10 days after Tenant's receipt of the First Offer Notice.  If Tenant shall fail to notify Landlord of its election to lease the First Offer Premises within such 10-day period, then commencing on the expiration of such 10-day period, Landlord may lease the First Offer Premises to a third party without further notice to Tenant and the terms of this paragraph shall be deemed null and void, except that if Landlord shall reduce the base rent by more than 4% from the base rent included in the Offered Term, then Landlord shall give Tenant notice of such reduced base rent and Tenant shall have the right, subject to the terms of this Section to lease the First Offer Premises for the Offered Terms (as revised to include such lower base rent) pursuant to the provisions of this Section.  If Tenant shall elect to lease the First Offer Premises, Tenant shall execute and deliver to Landlord an amendment to this Lease prepared by Landlord evidencing the leasing of the First Offer Premises for the Offered Terms within 10 days after Landlord’s delivery to Tenant of such amendment. Any termination of this Lease shall terminate Tenant's right of first offer hereunder.  The right of first offer granted to Tenant herein shall be personal to Tenant named herein, and if Tenant shall assign this Lease or sublease all or any portion of the Premises, then this Section 1.20.C. shall automatically be deemed null and void effective as of the date of such assignment or sublease.

D.           Covered Parking.    Subject to Section 18.7 and Paragraph 14 of Exhibit E, Tenant shall have the non-exclusive, un-reserved right to use, on a first-come, first served basis, up to 15 of the covered parking spaces in the covered parking area serving the Building at no additional charge.

E.           Landlord’s Insurance.  Landlord shall maintain throughout the Term of this Lease, (i) a policy of Commercial General Liability insurance with respect to the Total Building Facilities, and (ii) a policy of property insurance (on a special causes of loss form) insuring the Building in such amounts and with such coverages as Landlord shall determine in Landlord’s sole discretion, except that the Commercial General Liability insurance provided above shall include limits of coverage not less than $1,000,000 (Each Occurrence Limit) and $2,000,000 (General Aggregate Limit).  The foregoing insurance may be covered under blanket or umbrella policies covering other properties.

F.           Non-Disturbance Agreement.  Upon request by Tenant, Landlord shall use reasonable efforts to obtain from Landlord’s Mortgagee a Subordination, Non-Disturbance and Attornment Agreement in form and substance reasonably satisfactory to Landlord’s Motgagee, Landlord and Tenant, but Landlord shall have no liability to Tenant if Landlord is unable to obtain the same from Landlord’s Mortgagee.  If Tenant shall so request, Tenant shall be responsible for the payment of all fees and charges imposed by Landlord’s Mortgagee in connection with such agreement.

1.21	EXHIBITS: The following Exhibit(s) are attached to this Lease and incorporated herein by this reference.

Exhibit A	Lease Provisions Articles 2 through 18
Exhibit B	Expense Charge
Exhibit C	Services by Landlord
Exhibit D	Construction Exhibit
Exhibit E	Rules and Regulations
Exhibit F	Commencement Date Agreement
Exhibit G	Floor Plan of the Premises
Exhibit H	Guaranty of Lease

1.22
TRIAL BY JURY WAIVER.  LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE.

1.23
THIS LEASE CONSTITUTES THE ENTIRE AGREEMENT.  THIS LEASE AND THE EXHIBITS AND RIDER, IF ANY, ATTACHED HERETO IS THE COMPLETE AGREEMENT BETWEEN LANDLORD AND TENANT CONCERNING THE PREMISES AND THE TOTAL BUILDING FACILITIES.  THERE ARE NO ORAL AGREEMENTS, UNDERSTANDINGS, PROMISES OR REPRESENTATIONS BETWEEN LANDLORD AND TENANT AFFECTING THIS LEASE.  ALL PRIOR NEGOTIATIONS AND UNDERSTANDINGS, IF ANY, BETWEEN THE PARTIES HERETO WITH RESPECT TO THE PREMISES AND THE TOTAL BUILDING FACILITIES SHALL BE OF NO FORCE OR EFFECT AND SHALL NOT BE USED TO INTERPRET THIS LEASE.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple originals, all as of the Effective Date.

TENANT:

PARNELL CORPORATE SERVICES U.S., INC.,
a Delaware corporation

By:
Name:
Title:
Date:	, 2014

LANDLORD:

RENAISSANCE PROPERTY OWNER, LLC

By:
Name:
Title:
Date:	, 2014

EXHIBIT A

ARTICLE 2:  DEMISE

Upon the terms and conditions hereinafter set forth, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord.

ARTICLE 3:  TERM AND OPTION PERIODS

3.1           Commencement Date.  The Term of this Lease shall commence on the Commencement Date and shall expire at midnight on the Expiration Date, unless sooner terminated pursuant to the provisions of this Lease.  If Tenant shall take possession of the Premises prior to the Commencement Date for the purposes of making alterations and/or installing “Tenant’s Property” (as defined in Section 7.6 below), then Tenant shall perform all of its obligations under this Lease (other than the obligation to pay Rent) from the date of such possession.

3.2           Failure of Delivery.  Landlord shall use good faith efforts to deliver exclusive possession of the Premises to Tenant with “Landlord’s Work” (if any) described on Exhibit D “substantially complete” (as therein defined) by the Projected Delivery Date; PROVIDED, HOWEVER, (a) if Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant by the Projected Delivery Date, then Landlord will permit Tenant to occupy the office section of the Premises on the Projected Delivery Date (to the extent legal occupancy is permitted by applicable Laws) and Landlord will then have until December 1, 2014 to deliver the balance of the Premises.  During such partial occupancy, Tenant will pay the full Rent payable for the month of November.  If Landlord cannot deliver the full Premises by December 1, 2014 (which date shall be extended one day for each day of delay caused by Tenant Delays), then Tenant shall pay a pro-rata Rent for the portion of the Premises occupied by Tenant from December 1, 2014 through the date immediately preceding the date that Landlord delivers the balance of the Premises.  If Landlord is still unable to deliver the full Premises to Tenant by February 1, 2015 (which date shall be extended one day for each day of delay caused by Tenant Delays and/or Force Majeure), then Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by delivering written notice of such election to Landlord prior to the date Landlord delivers the Premises to Tenant.  In the event of any Tenant Delay, the Commencement Date (and Tenant’s obligation to pay Rent) shall occur on the date the Commencement Date would have occurred but for such Tenant Delay.  Landlord has advised Tenant of a current tenant of the Building (the “Potential Sublandlord”) that may be willing to sublease certain space to Tenant on a temporary basis to accommodate Tenant’s move to the Building.  In the event Landlord has not delivered the Premises to Tenant by the Projected Delivery Date, then Landlord, in addition to the terms above, will (a) permit Tenant to move its furnishings into and use and occupy the portion of the Premises that are substantially constructed and finished (as permitted under applicable Laws) or other available temporary space in the Building, and/or (b) to cooperate with Tenant and the Potential Sublandlord to approve a sublease as contemplated above for Tenant’s temporary use pending the completion of Landlord’s Work.

3.3           Commencement Agreement.  Within 30 days after the Commencement Date, the parties shall enter into a “Commencement Agreement” substantially in the form of attached Exhibit F, setting forth the actual Commencement Date and Expiration Date of the Term.

3.4           Option Periods

(A)           Tenant shall, subject to the terms of paragraphs (B) and (C) hereof, have the right to extend the Term for the Option Periods set forth in Section 1.6.D. of this Lease from the date upon which the initial Term would otherwise expire upon the same terms and conditions as those specified in this Lease.

(B)           If Tenant elects to exercise its option for any Option Period, Tenant shall do so by giving Landlord notice of such election (the “Option Notice”), in accordance with the provisions of Section 18.1 of this Lease, at least 180 days before the beginning of the Option Period for which the Term is to be extended by the exercise of such option.  Landlord shall deliver notice (the “Option Base Rent Notice”) to Tenant indicating Landlord’s good faith determination of the Option Period Base Rent within the 30-day period following the later of (a) Landlord’s receipt of the Option Notice, or (b) the date that is 180 days prior to the commencement of the Option Period.  If Tenant, in good faith, does not agree with Landlord’s determination of the Option Period Base Rent, then Tenant shall notify Landlord of such disagreement within 15 days after its receipt of the Landlord Option Period Base Rent Notice (the “Objection Period”).  Tenant’s failure to notify Landlord in writing of its objection to the Option Period Base Rent within the Objection Period shall be deemed an agreement by Tenant of the amount of the Option Period Base Rent contained in the Option Period Base Rent Notice.  If Landlord and Tenant cannot agree in good faith on the amount of the Option Period Base Rent prior to the expiration of the Objection Period, either Landlord or Tenant may nullify the Option Notice by written notice to the other party, in which case the term of the Lease shall expire as if the Option Period in question were not exercised by Tenant.  Once the Option Period Base Rent is determined (or deemed approved by Tenant), the parties shall execute an amendment to the Lease setting forth the Base Rent for the applicable Option Period.

(C)           Notwithstanding anything to the contrary contained in paragraph (A) of this Section, if (i) an “Event of Default” (as defined in Section 15.1) shall exist as of the date Tenant shall have given Landlord the Option Notice for such Option Period, or (ii) Tenant fails to give Landlord the Option Notice for such Option Period in the manner required in paragraph (B) above, or (iii) Tenant having given the Option Notice thereafter commits an Event of Default prior to the expiration of the then current Term, then Landlord shall thereupon have the right to negate Tenant's Option Notice for such Option Period, and if Landlord so notifies Tenant that Landlord elects to negate such notice by reason of such default, then Tenant shall be deemed without further notice and without further agreement between Landlord and Tenant to have elected not to exercise its option for such Option Period.  Any holding over or failure to vacate the Premises at the end of any Term shall not be deemed or construed to be an exercise of an Option Period or an extension of this Lease.  Any termination of this Lease shall terminate Tenant's rights of further extension hereunder.  Notwithstanding anything to the contrary contained in this Lease, the rights granted Tenant named herein under this Section shall be personal to Tenant named herein and, upon an assignment of this Lease pursuant to Article 9 of this Lease (other than to a “Permitted Transferee”, as defined in Section 9.1), the rights granted Tenant named herein under this Section shall be of no further force and effect; however, the rights under this Section may be exercised by a Permitted Transferee.

ARTICLE 4:  USE OF PREMISES

4.1           Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 1.16 and for no other use.

4.2           Rules and Regulations; Compliance.  Tenant shall comply with the “Rules and Regulations” attached hereto as Exhibit E, as the same may be reasonably amended from time to time by Landlord, provided all such Rules and Regulations are enforced in a reasonable and non-discriminatory manner.  Tenant shall comply with the reasonable recommendations and requirements of Landlord’s property insurance carrier, and in no event shall Tenant effect any alterations or conduct its business in the Premises in such fashion as to cause an increase in Landlord’s insurance premiums.

ARTICLE 5:  RENT

5.1           Base Rent.  Tenant shall pay the “Rent” (as defined below) to Landlord, without notice or demand by Landlord and without set-off, deduction or abatement (except as expressly permitted by the provisions of this Lease).  Subject to Section 5.2, the Base Rent shall be payable in advance, on the Commencement Date (prorated if a partial calendar month) and thereafter on the first day of each calendar month during the Term of this Lease.  Tenant shall pay as “additional rent” all other charges required to be paid by Tenant under this Lease, whether or not the same are designated as additional rent.  If such amounts are not paid at the time provided in this Lease, they shall be payable as additional rent upon demand or with the next installment of Base Rent thereafter falling due, whichever shall first occur.  The term “Rent” shall refer collectively to the Base Rent and the additional rent.  The Rent shall be prorated for any partial month of the Term based on a three hundred sixty-five (365) day year.

5.2           Prepaid Base Rent.  Contemporaneously with the execution of this Lease, Tenant shall prepay the Base Rent for the first month of the Term.

5.3           Tenant’s Expense Charge.  Tenant shall pay to Landlord the “Expense Charge” in accordance with Exhibit B.

5.4           Late Charges and Interest.  For each monthly installment of Base Rent and/or the Expense Charge which Landlord receives after the 5th day of the month, Tenant shall pay to Landlord as additional rent a service charge equal to Fifty Dollars ($50.00) for bookkeeping and administrative expenses.  If Landlord issues a notice of default to Tenant by reason of Tenant’s failure to pay any installment of Base Rent and/or the Expense Charge by the 5th day of the month, Tenant shall pay Landlord an additional service charge in the amount of One Hundred Dollars ($100.00).  If Landlord presents Tenant's check to any bank and Tenant’s check is dishonored, then Tenant shall additionally pay Landlord a bad check fee of Fifty Dollars ($50.00), all of such payment provisions in this Section to be cumulative.  In addition, any Rent not paid within 10 days after notice of delinquency shall accrue interest from the due date until payment is received by Landlord at a rate (the “Default Rate”) which is equal to the lesser of (i) the highest lawful rate that may be charged to Tenant, or (ii) 4% per annum in excess of the “Prime Rate”, as published from time to time in The Wall Street Journal.  Nothing contained in this Section 5.4, however, shall affect any other rights of Landlord contained in this Lease to recover costs and expenses in connection with the occurrence of an Event of Default nor shall payment of the foregoing service and interest charges be deemed a cure of any Event of Default nor shall acceptance by Landlord of such payment be deemed consent by Landlord to late payments or a waiver of any rights Landlord may have to pursue any remedies for a default by Tenant under this Lease.

5.5           Place of Payment.  Tenant shall pay all Rent at the address shown in Section 1.13, or at such other place or places as Landlord may designate from time to time in writing.

ARTICLE 6:  SECURITY DEPOSIT

Contemporaneously with the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit set forth in Section 1.12.  The Security Deposit shall be held by Landlord, without liability for interest, as security for the payment and performance by Tenant of Tenant’s obligations contained in this Lease.  The Security Deposit may be co-mingled with other funds of Landlord and shall under no circumstances be construed or held as a trust or escrow of any kind.  The Security Deposit shall not constitute an advance payment of any amounts owed by Tenant under this Lease or a fixed measure of damage to which Landlord shall be entitled upon a breach of this Lease by Tenant.  If an Event of Default exists, then Landlord may, at its option, and without prejudice to Landlord’s other remedies, apply the Security Deposit, or any portion thereof, toward the cost of curing Tenant’s default; PROVIDED, HOWEVER, if prior to the Expiration Date or any sooner termination of this Lease, Landlord applies the Security Deposit, in whole or in part toward the rectification of Tenant’s default, then immediately following such application, Tenant shall restore the amount so used by Landlord.  Tenant may not credit or deduct the Security Deposit from any month’s Rent.  So long as no Event of Default exists, then Landlord shall, within 30 days after the Expiration Date or any sooner termination of this Lease, refund to Tenant any funds remaining in the Security Deposit; PROVIDED, HOWEVER, (i) Landlord may deliver the Security Deposit to the purchaser of the Total Building Facilities, and in such case, Landlord shall be discharged from any further liability with respect to such Deposit, and (ii) in the event of the foreclosure of any Mortgage encumbering the Total Building Facilities, or any part thereof, or a conveyance in lieu thereof, the party who succeeds to title by reason thereof shall have no obligation for the return of the Security Deposit, except to the extent such Security Deposit was received by the party who so succeeds to title.

ARTICLE 7:  TENANT’S ACCEPTANCE OF PREMISES;
MAINTENANCE; SURRENDER

7.1           Condition of Premises.  Subject to Landlord’s performance of “Landlord’s Work”, if any, described in Exhibit D, Tenant’s occupancy of the Premises for 30 days is Tenant’s representation to Landlord that, except for latent defects in Landlord’s Work (as to which Tenant has notified Landlord within 6 months after the Delivery Date) and except for patent defects in Landlord's Work (as to which Tenant notifies Landlord within 30 days after the Delivery Date), (i) Tenant has examined and inspected the Premises, (ii) Tenant finds the Premises to be satisfactory for Tenant's intended use, (iii) Tenant accepts the Premises in its current "AS IS" condition, and (iv) Tenant has not relied on any statement or representation made by Landlord, or by anyone purporting to act on Landlord’s behalf, except as expressly set forth in this Lease.  Landlord represents it is unaware of any material defects with respect to the base building mechanical, electrical and plumbing systems serving the Building that have not been disclosed to Tenant.

7.2           Move In.  If Landlord is required to perform any “Landlord’s Work” pursuant to Exhibit D, then prior to Tenant’s acceptance of possession of the Premises, Tenant and Landlord shall inspect the Premises in order to prepare a “punch list” of items of Landlord’s Work which are incomplete or not in conformance with the requirements of Exhibit D.  Tenant may supplement such punch list within 30 days after Tenant’s acceptance of possession of the Premises.  Tenant acknowledges and agrees that one of the purposes of such inspection is to establish the condition of the Premises prior to Tenant’s installation of Tenant’s Property; it being agreed that any damage to the Building or the Premises resulting from the installation of Tenant’s Property, including during the course of Tenant’s moving, shall be repaired by Landlord at Tenant’s expense.  During Tenant’s move-in, a representative of Tenant must be on-site with Tenant’s moving company to insure proper treatment of the Total Building Facilities and the Premises.  Any move-in by Tenant must be effected during times reasonably designated by Landlord, which may be evenings or weekends if the scope of Tenant’s move would disrupt the businesses operated by other occupants of the Building or the operation of the Building, as reasonably determined by Landlord.  Any specialized use of elevators must be coordinated with Landlord’s property manager.  Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations.

7.3           Repairs; Alterations; Compliance with Laws.  Tenant shall: (a) keep the Premises and fixtures in good condition (including replacing wall and floor coverings, moldings and other cosmetic treatments, as necessary, and maintaining, repairing and replacing, as necessary, any special equipment installed for Tenant, such as dishwashers, refrigerators, showers, supplemental air conditioning units, etc.); and (b) subject to Section 10.2, make repairs to the Premises or Building or Total Building Facilities necessitated by Tenant's misuse or negligence.  Except for minor cosmetic alterations, such as painting or the installation of new wall or floor coverings, Tenant shall not alter the Premises without Landlord’s prior consent in each instance, which consent shall not be unreasonably withheld with respect to interior, non-structural alterations; however, Landlord may condition such consent on Tenant’s agreement (i) to restore the Premises to their former condition on the expiration or sooner termination of the Term, if such improvements (such as internal stairs, raised floors, rolling file systems, vaults, etc.), in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements, and (ii) to engage Landlord to supervise such construction for a fee equal to 5% of the total construction cost otherwise incurred to effect such alterations.  Tenant shall install Tenant’s cabling and wiring (whether installed as part of Tenant’s Work, or subsequent thereto) only within the shafts, chases, risers, raceways, and conduits (collectively, “Pathways”) reasonably designated by Landlord.  Tenant shall label each cable placed by Tenant in the Pathways with identification information, including Tenant’s name (to serve as identification), floor where cable originates and floor where cable terminates, and any other information as may reasonably be required from time to time by Landlord.  If Landlord shall consent to Tenant’s performance of alterations to the Premises, then Landlord may require Tenant to obtain, prior to performing any such construction work, a performance and payment bond, on the latest edition of the AIA form, covering such contractor’s obligations, in which Landlord shall be named as a dual obligee, in the total amount of the cost of such construction work.  Tenant shall comply with all laws, rules and regulations (collectively, “Laws”) of all applicable governmental authorities (“Governmental Authorities”) with respect to Tenant’s manner of operations in the Premises, and shall make such alterations or additions to the Premises as are required to effect such compliance, unless compliance with such Laws would require structural alterations, in which case, Landlord shall effect such structural alterations, and the cost thereof shall be included in “Operating Expenses” as provided in Exhibit B.

7.4           Liens.  Except for Landlord’s performance of Landlord’s Work (if any), Tenant shall keep the Premises, the Building and the Total Building Facilities free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant.  Should any claim of lien be filed against the Premises, the Building or the Total Building Facilities by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be discharged of record by bond or otherwise within 20 days after notice of the filing thereof.  Should Tenant fail to discharge such lien within such 20-day period, then Landlord may, in addition to Landlord’s other remedies and without investigating the validity or propriety of such lien, discharge the same, in which event Tenant shall reimburse Landlord, on demand, as additional rent, for the costs incurred by Landlord in connection therewith.

7.5           Maintenance by Landlord.  Subject to Tenant’s obligations under Section 7.3, Landlord shall maintain the Premises, Common Areas and other portions of the Building and Total Building Facilities in good condition and repair.  Landlord shall not be deemed to have breached its obligation to make the repairs required of Landlord as set forth in this Section, or be liable for any damages resulting therefrom, unless Landlord fails to make the same within a reasonable period (taking into consideration the type of repair involved) after receiving notice from Tenant of the need therefor.

7.6           Surrender of Premises.  On the last day of the Term or on the sooner termination thereof, Tenant shall (i) subject to the provisions of Article 8, peaceably surrender the Premises in good order and repair (subject to Landlord’s maintenance obligations), except for reasonable wear and tear, and (ii) at its expense, remove from the Premises its office supplies, moveable office furniture, moveable office equipment and personal property (collectively, “Tenant’s Property”), and any of Tenant’s Property not so removed may, at Landlord’s option and without limiting Landlord’s right to compel the removal thereof, be deemed abandoned, in which event Landlord, in addition to its other rights and remedies and without liability to Tenant or to any other party, shall be entitled to retain such Property as its own free and clear of all claims of Tenant or any other party.  The removal of any of Tenant’s Property shall be at Tenant’s expense and Tenant shall not damage the Premises, the Building or the Total Building Facilities during the course of such removal.  Without limiting the foregoing provisions of this Section, Landlord, at its option by notice to Tenant within 30 days after the Expiration Date or the sooner termination of this Lease, may require Tenant to remove from the Premises and/or Building all of Tenant’s telecommunications and data cabling and wiring, and if Tenant fails to effect such removal, then in addition to Landlord’s other remedies, Landlord may have such cabling and wiring removed at Tenant’s expense.

7.7           Title to Alterations.  The title to all alterations, additions, improvements, repairs and decorations (including paneling, wall coverings, wall to wall carpeting and any other article affixed or attached to the walls, floors, ceilings or windows) shall vest in Landlord upon the installation thereof and shall (except as otherwise provided in Section 7.3) be surrendered with the Premises as a part thereof, without charge.  Tenant shall have the right to remove all of Tenant’s Property to the Premises.

ARTICLE 8: CASUALTY DAMAGE

8.1           Restoration; Termination by Landlord.  If the Premises shall be partially damaged by fire or other casualty insurable under a policy of property insurance on a special causes of loss form, Landlord shall, except as otherwise provided herein, promptly repair and restore the Premises (exclusive of Tenant's Property) substantially to the condition thereof immediately prior to such damage or destruction.  If by reason of such occurrence: (i) the Premises is damaged in whole or in part as a result of a risk which is not covered by a policy of property insurance on a special causes of loss form; (ii) the Premises is damaged during the last two years of the Term to the extent the cost of restoration would exceed 25% of the replacement cost of the Premises; or (iii) the Building is damaged (whether or not the Premises is damaged) to the extent the cost of restoration of the Building would exceed 25% of the replacement cost of the Building, then in any such event, Landlord may elect either to repair the damage as aforesaid, or to cancel this Lease by written notice of cancellation given to Tenant within sixty (60) days after the date of such occurrence, and thereupon this Lease shall terminate; however, Landlord shall not terminate this Lease pursuant to clause (iii) unless Landlord concurrently terminates the leases of all other tenants in the Building which it has the right to terminate by reason of such damage.  Tenant shall vacate and surrender the Premises to Landlord as soon as commercially reasonable after receipt of such notice of termination (but in no event longer than 20 days after the date of Landlord’s notice).

8.2           Tenant’s Right to Terminate.  If the Premises is rendered untenantable by casualty damage, and such damage cannot be restored within 240 days from the date of such damage, Landlord shall give Tenant notice of such fact (the “Restoration Advice”) within 30 days after the occurrence of such damage, and Tenant shall then have the right to terminate this Lease, exercisable (if at all) by notice to Landlord within 20 days after receiving the Restoration Advice from Landlord.  Upon the termination of this Lease, whether by Landlord or Tenant, the Rent shall be adjusted as of the effective date of termination.

8.3           Tenant’s Obligation to Remove Tenant’s Property.  Unless this Lease is terminated as aforesaid, this Lease shall remain in full force and effect, and Tenant shall promptly remove from the damaged portion of the Premises all of Tenant’s Property.

8.4           Rent Abatement.  If by reason of such casualty (other than an uninsurable casualty), the Premises is rendered wholly untenantable, then the Rent payable by Tenant shall be fully abated, or if only partially damaged, such Rent shall be abated proportionately as to that portion of the Premises rendered untenantable, in either event (unless the Lease is terminated, as aforesaid) from the date of such casualty until the Premises have been substantially restored, or until Tenant's business operations are restored in the entire Premises, whichever shall first occur.  Tenant shall continue the operation of Tenant's business in the Premises to the extent reasonably practicable from the standpoint of prudent business management.  Except for the abatement of the Rent hereinabove set forth, Tenant shall not be entitled to, and hereby waives, all claims against Landlord for any compensation or damage for loss of use of the Premises and/or for any inconvenience or annoyance occasioned by any such damage or restoration.

ARTICLE 9:  ASSIGNMENT – SUBLEASE

9.1           Transfers.  Tenant shall not voluntarily, involuntarily or by operation of law assign or encumber this Lease, in whole or in part, nor sublet all or any part of the Premises (collectively, a “Transfer”) without the prior consent of Landlord in each instance, which consent (subject to Landlord’s termination rights under Section 9.2 below) shall not be unreasonably withheld so long as Tenant is not in default under this Lease.  Landlord hereby consents to any Transfer to an entity (a “Permitted Transferee”) (a) that is controlled by, controlling, or under common control with Tenant named herein, so long as such relationship continues (i.e., the cessation of such relationship shall be deemed at that time a Transfer requiring Landlord’s consent) or (b) that purchases all or substantially all of the assets of Tenant named herein or that is the surviving entity in connection with a merger involving Tenant named herein; provided that Tenant gives Landlord prior notice of such Transfer and, in the case of (b) above, such purchaser or surviving entity, upon the closing of such transaction, has a net worth (exclusive of good will an other similar intangible assets) equal to or greater than the net worth of Tenant as of the date of this Lease, as certified to Landlord, in each case, by an independent certified accountant.  The consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer.  Notwithstanding any Transfer, Tenant shall remain fully liable under this Lease and shall not be relieved from performing any of its obligations hereunder.  As a condition to any assignment of this Lease by Tenant which is permitted under this Lease (including an assignment to a Permitted Transferee), the assignee thereof shall be required to execute and deliver to Landlord an agreement, in recordable form, whereby such assignee assumes and agrees with Landlord to discharge all obligations of Tenant under this Lease.

9.2           Landlord Recapture Right.  If Tenant shall request Landlord's consent to any Transfer, Tenant shall submit to Landlord with such request the name of the proposed assignee or subtenant, such information concerning its business, financial responsibility and standing as Landlord may reasonably require, and the consideration (and terms and conditions thereof) to be paid for and the effective date of the proposed Transfer.  Upon receipt of such request and all such information, Landlord shall have the right (without limiting Landlord's right of consent in respect of such Transfer), by giving notice to Tenant within 15 days thereafter, (i) to terminate this Lease if the request is for an assignment or a subletting of all the Premises, or (ii) if such request is to sublet a portion of the Premises only, to terminate this Lease with respect to such portion (the “Surrender Premises”).  If Landlord exercises its right to terminate this Lease, the effective date of termination shall be set forth in Landlord's notice to Tenant, but such date shall not be earlier than the effective date of the proposed Transfer, nor later than 90 days thereafter.  If Landlord so elects to terminate this Lease, Tenant shall continue to pay the Rent to Landlord until the effective date of termination, on which date Tenant will surrender possession of the Premises or the portion thereof subject to such right of termination to Landlord in accordance with the provisions of Section 7.6.  If Landlord shall terminate this Lease as to a portion of the Premises only, then following such termination the Rent shall be reduced in the same proportion as the number of square feet of rentable area in the Surrender Premises bears to the number of square feet of rentable area in the Premises immediately prior to such termination.  The provisions of this Section shall not apply to Transfers to Permitted Transferees.

9.3           Assignment Consideration.  If Tenant shall request Landlord's consent to an assignment of this Lease and Landlord shall consent thereto, the assignee ("Assignee") shall pay directly to Landlord, as additional rent hereunder, at such times as the Assignee shall have agreed to pay Tenant, an amount equal to any consideration the Assignee shall have agreed to pay Tenant on account of such assignment; however, the provisions of this Section shall not apply to assignments to Permitted Transferees.

9.4           Subleasing Consideration.  If Tenant shall request Landlord's consent to a subletting of the Premises or any part thereof and Landlord shall consent thereto, Tenant shall pay Landlord, as additional rent, in addition to the Rent, an amount equal to any consideration paid by the subtenant to Tenant in excess of (i) the Rent payable hereunder if all of the Premises are so sublet, or (ii) if less than all of the Premises are so sublet, the Rent payable hereunder allocable (on a per square foot basis) to the portion of the Premises so sublet.  The foregoing amount shall be determined monthly and paid by Tenant to Landlord on the first day of each calendar month in advance during the term of such sublease.

9.5           Processing Fees.  Tenant agrees to reimburse Landlord for a processing charge of $250.00 per occurrence, plus reasonable attorney's fees incurred by Landlord in connection with the documentation of any assignment, subletting, license, concession, creation of a security interest, granting of a collateral assignment, change of ownership or other transfer under this Section for which Landlord's consent is required or sought, it being agreed that Landlord shall not be required to take any action thereon until Landlord is paid such amounts.

9.6           Change of Ownership.  If at any time during the Term a cumulative total of more than 49% of the ownership interests in the entity comprising Tenant shall be transferred, directly or indirectly, by sale, assignment, gift or in any other manner, any such transfer shall, unless made with Landlord's prior consent, be deemed an unauthorized assignment of this Lease and a default by Tenant under this Lease.

9.7            Transfer by Landlord and Limitation of Liability.  If Landlord transfers its interest in the Building, upon such transfer, Landlord (and in the case of any subsequent transfer, the then transferor) shall be released from all liability with respect to the performance of any obligations on Landlord’s part to be performed under this Lease from and after the date of such transfer, it being intended hereby that Landlord’s obligations under this Lease shall be binding on Landlord, its successors and assigns, only during and in respect of their respective periods of ownership of an interest in the Building.  Notwithstanding anything to the contrary contained herein, Tenant agrees that Tenant shall look solely to the estate of Landlord in the Total Building Facilities for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord upon any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed or performed by Landlord, subject, however, to the prior rights of the holder of any Mortgage covering the Total Building Facilities, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim and Landlord shall not be liable for any such default or breach except to the extent of Landlord's estate in the Total Building Facilities.

ARTICLE 10: INSURANCE

10.1           Tenant Insurance Requirements.  Throughout the Term, Tenant, at its sole cost and expense, shall maintain a policy of Commercial General Liability Insurance with a combined single limit each Occurrence and General Aggregate per location of at least $3,000,000.00, which policy shall insure against liability of Tenant arising out of Tenant's use of the Premises, and which policy shall insure the indemnity provisions contained herein.  Not more frequently than once every 3 years, Landlord may require the limits to be increased if in its reasonable judgment the coverage is insufficient.  Such insurance shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located (the “State”) with a general policyholder's rating of at least A- and a financial rating of at least IX in the most current Best's Insurance Reports or if the Best's ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name Landlord and its designees as additional insureds; (iii) provide that the insurance shall not be canceled, allowed to lapse or materially amended unless 30 days advance notice is given to Landlord; (iv) be primary policies; and (v) have no deductible exceeding $10,000.00.  Tenant shall provide Landlord with an “ACCORD 27” certificate of insurance, evidencing the foregoing coverage, such certificates to be provided on or before the Delivery Date, and thereafter at least 30 days prior to the expiration of the applicable insurance policy.

10.2           Waiver of Claims.  Notwithstanding anything to the contrary contained herein, it is agreed that each party (the “Releasing Party”) hereby releases the other (the “Released Party”) from any liability which the Released Party would, but for this Section have had to the Releasing Party during the Term, resulting from the occurrence of any accident or occurrence or casualty (i) which is or would be covered by a property insurance policy (on a special causes of loss form) or by a sprinkler leakage, boiler and machinery or water damage policy in the State (irrespective of whether such coverage is being carried by the Releasing Party), and/or (ii) covered by any other property insurance being carried by the Releasing Party at the time of such occurrence, which accident, occurrence or casualty may have resulted in whole or in part from any act or neglect of the Released Party, its officers, agents or employees; PROVIDED, HOWEVER, the release hereinabove set forth shall become inoperative and null and void if the Releasing Party wishes to place the appropriate insurance with an insurance company which (y) takes the position that the existence of such release vitiates or would adversely affect any policy so insuring the Releasing Party in a substantial manner and notice thereof is given to the Released Party, or (z) requires the payment of a higher premium by reason of the existence of such release, unless in the latter case the Released Party within 10 days after notice thereof from the Releasing Party pays such increase in premium.

10.3           Indemnification.

A.           Tenant will, subject to the provisions of Section 10.2, indemnify, defend and save harmless Landlord, and its partners, members, managers, agents and employees, from and against any and all claims, actions, liability and expense (including reasonable attorneys fees) in connection with loss of life, bodily injury and/or damage to property (collectively, “Loss”) arising from or out of any occurrence (i) in, upon or at the Premises, or the occupancy or use by Tenant, its agents, employees, servants, subtenants, licensees or concessionaires of the Premises or any part thereof, except to the extent the same is caused by the negligent act or omission of Landlord, its agents or employees, and/or (ii) outside the Premises to the extent occasioned wholly or in part by any negligent act or omission of Tenant, its agents, employees, servants, subtenants, licensees or concessionaires.  If any action or proceeding is brought against the parties indemnified under this paragraph by reason of any of the aforementioned causes, Tenant, upon receiving notice thereof from Landlord, agrees to defend such action or proceeding by adequate counsel at its own expense.

B.           Landlord will, subject to the provisions of Section 10.2, indemnify, defend and save harmless Tenant, its officers, agents and employees from all Loss arising from or out of any occurrence (i) in, at or upon the Premises to the extent occasioned wholly or in part by any negligent act or omission of Landlord, its agents or employees; and/or (ii) in or upon any of the Common Areas or any part thereof, except to the extent the same is caused by the negligent act or omission of Tenant, its agents, employees, servants, subtenants, licensees or concessionaires.  If any action or proceeding is brought against Tenant, its officers, agents or employees, by reason of any of the aforementioned causes, Landlord, upon receiving notice thereof from Tenant, agrees to defend such action or proceeding by adequate counsel at its own expense.

10.4           Non-Liability of Landlord.  Tenant has had full opportunity to examine the Premises and is fully informed, independently of Landlord, as to the character of the Total Building Facilities (including the Premises), its construction and structure.  All of Tenant’s Property of any kind or description whatsoever in the Building shall be at Tenant’s sole risk.  Landlord shall not be held liable for any damage to Tenant’s Property, or for damage suffered by Tenant arising from any act or omission of any other occupants of the Total Building Facilities, their employees or other persons, or from the bursting, overflowing or leaking of utility pipes or from the malfunctioning of the heating or plumbing fixtures or any mechanical systems, or from leaking windows, doors or roofs, or caused in any other manner whatsoever; however, nothing set forth in this Section 10.4 shall be construed to exculpate Landlord from liability with respect to Landlord’s breach of this Lease.

ARTICLE 11:  MORTGAGE PRIORITY

11.1           Mortgage of Premises.  Upon the written request of the holder (the “Mortgagee”) of any Mortgage now or hereafter encumbering the Total Building Facilities or any part thereof, Tenant shall subordinate its rights under this Lease to the lien of such Mortgage; however, as a condition of any subordination of this Lease to a Mortgage hereafter placed on the Total Building Facilities or any part thereof, the Mortgagee shall be required to agree in writing with Tenant that Tenant’s possession of the Premises will not be disturbed by the Mortgagee in connection with its enforcement of the Mortgage so long as no Event of Default exists hereunder.  Notwithstanding the foregoing, if the Mortgagee elects to have this Lease superior to its Mortgage, then upon Mortgagee’s request, Tenant shall execute, acknowledge and deliver an instrument, in the form used by said Mortgagee, effecting such priority; PROVIDED, HOWEVER, with respect to the priority of entitlement to insurance proceeds or any award in condemnation, the Mortgage shall remain prior to this Lease.  Tenant, upon Landlord’s request, shall execute, acknowledge and deliver such instruments as are required to effect the intent of this Section.  Notwithstanding anything to the contrary herein contained, Tenant shall not subordinate its rights under this Lease to the lien of any junior or second Mortgage covering all or part of the Total Building Facilities without the prior consent of the holder of the first Mortgage covering all or any part of the Total Building Facilities.  Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under, any Mortgage made by Landlord covering any part of the Total Building Facilities, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.  If any liens are created in favor of Tenant pursuant to any provision of this Lease, such liens shall be deemed, without the execution of any confirmatory agreement, to be subordinate to the lien of any Mortgage now or hereafter covering any part of the Total Building Facilities and to all advances made or hereafter to be made upon the security thereof.

11.2           Notice to Mortgagee.  Tenant agrees to give the holder of any Mortgage covering all or any part of the Total Building Facilities prompt notice in writing in the event of any casualty damage to the Premises or in the event of any default on the part of Landlord under this Lease, provided Tenant has received prior written notice of the address of any such Mortgagee.  Tenant agrees to allow such Mortgagee a reasonable length of time (taking into consideration for the purpose of determining such permitted length of time any Force Majeure delays and/or the need to commence foreclosure proceedings), after notice, to cure or cause the curing of such default before exercising Tenant’s rights of self-help under this Lease, if any, or terminating or declaring a default under this Lease; PROVIDED, HOWEVER, in no event shall Tenant have the right to exercise any of its rights under this Lease if such Mortgagee has commenced to cure, within 60 days after receipt of notice, a default by Landlord and is thereafter diligently pursuing the remedies necessary to cure such default.

11.3           Estoppel Certificate.  Tenant agrees to execute, acknowledge and deliver to and in favor of any proposed Mortgagee or purchaser of the Total Building Facilities or any part thereof, within 15 days after written request by Landlord an estoppel certificate, stating, among other things:  (a) whether this Lease is in full force and effect; (b) whether this Lease has been modified, supplemented or assigned by Tenant and, if so, identifying and describing any such modification, supplement or assignment; (c) the date to which Rent has been paid; (d) whether Tenant knows of any default on the part of Landlord or has any claim against Landlord and, if so, specifying the nature of such default or claim; (e) the Commencement Date and the Expiration Date; (f) the amount, if any, of any Rent prepaid by Tenant, and the amount of any Security Deposit; and (g) whether Landlord is required to make any payments to Tenant, and if so, whether such payments have been made.  If any such certificate is not returned within the requisite 15-day period of time, and such failure continues for longer than 5 days after a subsequent notice of such failure from Landlord (which subsequent notice shall alert Tenant of the monetary consequences described in this sentence), then commencing on the 6th day after such notice of default and continuing each day thereafter, Tenant agrees to pay as additional rent, the sum of $25.00 per day, until such certificate is returned.

ARTICLE 12:  ENVIRONMENTAL COMPLIANCE

12.1           Use of Hazardous Substances.  Tenant shall not use, store, generate, treat, sell or dispose, nor permit the use, storage, generation, treatment, selling or disposal (collectively, “Use”) of any Hazardous Substances in, on or about the Premises or the Total Building Facilities except in such amounts and of such types within the Premises as are permitted by Laws and which are commonly and customarily used in the cleaning, maintenance and operation of Tenant’s business in the Premises in accordance with the Permitted Uses.  Tenant shall promptly comply with all Laws now or hereafter in force pertaining to Tenant’s Use of Hazardous Substances in, on or about the Premises.  Tenant shall allow Landlord or Landlord’s agents or representatives to enter the Premises at all reasonable times to confirm Tenant’s compliance with all applicable Laws regarding Tenant’s Use of Hazardous Substances.  In the event such inspection reveals any violation of any applicable Laws by Tenant regarding Hazardous Substances, then, in such event, any and all costs incurred by Landlord in connection with Landlord’s inspection of the Premises and Landlord’s monitoring of Tenant’s compliance with this Section, including reasonable attorneys’ fees, shall be deemed additional rent and shall be due and payable by Tenant to Landlord upon demand.

12.2           Hazardous Substances.  The term “Hazardous Substances” shall mean any substance now or hereafter designated as, or containing components designated as, hazardous, dangerous, toxic or harmful and/or subject to regulation by any Law, including asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid or other fluids containing levels of polychlorinated biphenyls in excess of 50 parts per million and petroleum products in any form.

12.3           Tenant Indemnity.  Tenant shall indemnify, defend and save harmless Landlord, its partners, members, managers, agents and employees from Loss arising during the Term of this Lease or any time thereafter, as a result of Tenant’s breach of this Article 12.

ARTICLE 13:  SIGNS

Tenant shall not erect or display any sign, logo, or advertising material outside the Premises (including on any exterior doors, or on the exterior walls of the Premises), or in any window of the Premises, without the prior written consent of Landlord.  Landlord shall furnish, install and maintain a Building directory (listing Tenant as an occupant in the Building) at a location in or near the lobby of the Building.  Landlord shall install a building standard suite tenant identification sign at the entrance to the Premises.

ARTICLE 14: LANDLORD’S RIGHT TO ALTER

Landlord shall have the right at any time (and from time to time) (i) to alter the size, area, level and location of hallways, entrances, parking areas, driveways, sidewalks, landscaped areas and all other portions of the Total Building Facilities, (ii) to construct additional stories on the Building, and additional buildings in the vicinity thereof, (iii) to permit owners or occupants of land outside the Building Land and their invitees to use the parking areas, roads and sidewalks on the Building Land, (iv) to relocate all or any part of any building or parking area, (v) to relocate the premises leased to any other tenant, (vi) to close the Building whenever it may be necessary to comply with any Law, in case of public disturbance, in case of an emergency situation involving the protection or security of the Building or its occupants or for any other reason which Landlord, in its reasonable discretion, shall deem proper, (vii) to change the name or street address of the Building or suite number of the Premises, (viii) to install, affix and maintain any signs in the interior or exterior of the Building, (ix) to grant to any person or to reserve to Landlord the exclusive right to conduct any business or render any service in the Building (but such action by Landlord shall not restrict Tenant’s ability to use the Premises for the Permitted Use), and (x) to take any other action Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building.  Landlord further reserves the right to run pipes, conduits and ducts through the Premises (provided any resulting reduction in usable area is insignificant), and to carry on work within the Premises and in the vicinity thereof (including the erection of scaffolding and barricades, provided reasonable access to the Premises is preserved); PROVIDED, HOWEVER, in connection with all such work, Landlord shall use reasonable efforts consistent with accepted construction practice to minimize interference with Tenant’s operations by reason thereof.  The exercise of any such rights reserved to Landlord shall not be deemed to constitute an eviction or disturbance of Tenant’s possession of the Premises or give rise to any claim of damage, including any claim for set-off or abatement of Rent.

ARTICLE 15:  DEFAULT

15.1           Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Lease:

A.           Tenant fails to pay when due any installment of Rent and such default shall continue for 10 days after written notice to Tenant;

B.           Tenant breaches any other agreement, covenant or obligation herein set forth and such breach shall continue and not be remedied within 20 days (or such longer period as may reasonably be required to rectify such breach with the exercise of due diligence) after Landlord shall have given Tenant notice of such default;

C.           Tenant fails to take prompt possession and move into the Premises when the Premises is ready for occupancy.

D.           Tenant files (or has filed against it and not stayed or vacated within 60 days after filing) any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court; or

E.           Tenant makes any transfer in fraud of creditors, has a receiver appointed for its assets (and such appointment shall not have been stayed or vacated within 30 days), or makes an assignment for the benefit of creditors.

15.2           Landlord’s Remedies.

A.           Upon the occurrence of an Event of Default, Landlord may, at its option and without waiving any other rights or remedies:

(1)           At its option, by notice to Tenant, to terminate this Lease.  Upon the service of such notice of termination, the Term shall automatically terminate.

(2)            At its option, by notice to Tenant, to terminate Tenant's right to possession of the Premises without termination of this Lease.

(3)           Upon (i) any termination of this Lease, whether by lapse of time or by the exercise of any option by Landlord to terminate the same or in any other manner whatsoever, or (ii) any termination of Tenant's right to possession without termination of this Lease, Tenant shall immediately surrender possession of the Premises to Landlord and immediately vacate the same, and remove all effects therefrom, except such as may not be removed under other provisions of this Lease.  If Tenant fails to surrender possession and vacate as aforesaid, Landlord may forthwith re-enter the Premises, and repossess itself thereof as in its former estate and expel and remove Tenant and any other persons and property therefrom, using such force as may be necessary, without being deemed guilty of trespass, eviction, conversion or forcible entry and without thereby waiving Landlord's rights to Rent or any other rights given Landlord under this Lease or at law or in equity.  If Tenant shall not remove all effects from the Premises as hereinabove provided, Landlord may, at its option, remove any or all of such effects in any manner it shall choose and store the same without liability for loss thereof, and Tenant shall pay Landlord, on demand, any and all expenses incurred in such removal and storage of such effects for any length of time during which the same shall be in Landlord's possession or in storage.  No re-entry or taking possession of the Premises by Landlord, as provided in subparagraph (2) of this paragraph, shall be construed as an election on its part to terminate this Lease unless a notice of such intention is given to Tenant (all other demands and notices of forfeiture or other similar notices being hereby expressly waived by Tenant).  Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach in the manner provided in this Section.

(4)           At its option, to make such alterations and repairs as Landlord shall determine may be reasonably necessary to relet the Premises, and to relet the same or any part thereof for such term or terms (which may be for a term extending beyond the Term) and upon such terms and conditions as Landlord in its sole discretion may deem advisable.  Upon each reletting, all rentals received by Landlord from such reletting shall be applied as follows:  first, to the payment of any indebtedness other than Rent due under this Lease from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and costs of such alterations and repairs, each of which fees and costs shall be reasonable in amount; and third, to the payment of Rent due and unpaid hereunder.  In no event shall Tenant be entitled to receive any surplus of any sums received by Landlord on a reletting in excess of the Rent payable hereunder.  If such rentals and other amounts received from such reletting during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord (notwithstanding the fact that Landlord may have received rental in excess of the Rent payable hereunder in previous or subsequent months), such deficiency to be calculated and payable monthly.

(5)           At its option, to collect from Tenant any other loss or damage which Landlord may sustain by reason of any breach and any diminished value of the Premises resulting from such breach.

(6)           Exercise all other remedies available to Landlord at law or in equity, including, without limitation, declaratory, injunctive or other equitable relief (and Tenant hereby waives any right to require that Landlord post a bond in connection therewith).  All Landlord’s remedies shall be cumulative and not exclusive, and may be exercised and enforced concurrently.  Forbearance by Landlord to enforce one or more of the remedies provided herein shall not be deemed or construed to constitute a waiver of any default by Tenant. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovering of any portion due hereunder shall be deemed a waiver of Landlord’s right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as a defense of any subsequent suit brought for any amount not theretofore reduced to judgment.  Landlord may pursue one or more remedies against Tenant and, if applicable, need not make an election of remedies until findings of fact are made by a court of competent jurisdiction.

15.3           Costs of Enforcement.  If suit is brought to enforce this Lease, the prevailing party in such action shall be entitled to recover its costs of enforcement, including attorneys’ fees, applicable court costs, investigation and discovery costs and costs of appeal (if any).

15.4           Mitigation of Damages.   If Landlord terminates this Lease or Tenant’s right to possession:

A.           Landlord shall be required only to use reasonable good faith efforts to mitigate Landlord’s damages after regaining actual possession of the Premises, which reasonable good faith efforts shall not exceed such efforts as Landlord generally uses to lease other space in the Building;

B.           Landlord will not be deemed to have failed to mitigate if Landlord leases any other comparable portions of the Building before reletting all or any portion of the Premises; and

C.           Any failure to mitigate with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period.

In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below Landlord’s published rates for new leases of comparable space in the Building at the time in question, or at Landlord’s option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord’s damages.

15.5           Multiple Defaults.

A.           If Tenant fails to pay the Rent by the 20th day of the month and by reason thereof, Landlord sends Tenant a notice of such default on 2 or more occasions during any 12 month period, regardless of whether any such default is cured, then, in addition to all other remedies otherwise available to Landlord, Tenant shall, within 10 days after demand by Landlord, post a security deposit in, or increase the existing Security Deposit by, a sum equal to 3 months’ installments of Base Rent.  Any security deposit posted pursuant to the foregoing sentence shall be governed by Article 6 above.

B.           Notwithstanding the notice and grace periods set forth in Section 15.1, if Landlord sends Tenant a notice of default under this Lease on  more than 2 occasions during any 12 month period with respect to the same or a substantially similar default (e.g., repeated failures to pay monthly installments of Base Rent), then in addition to all other remedies available to Landlord, the necessity for Landlord to comply with any notice requirements or cure periods otherwise set forth in Section 15.1 shall be deemed waived by Tenant with respect to any subsequent default (whether similar or dissimilar) during such 12-month period.

15.6           Cessation of Business.

If Tenant shall vacate the Premises, or shall cease operating in the Premises for longer than 45 days, for a reason other than a Force Majeure, then Landlord may, at its option, at any time thereafter, and after providing tenant a 10 day written notice with opportunity to cure, may elect to terminate this Lease by notice to Tenant, and if Landlord so elects (i) this Lease shall terminate effective as of the date (“Termination Date”) which is 5 days after the date of Landlord’s termination notice, (ii) Tenant shall surrender possession of the Premises to Landlord on the Termination Date in the condition required by Section 7.6, (iii) the Rent shall be adjusted as of the Termination Date, and (iv) neither party shall have any further rights or obligations under this Lease thereafter, except those obligations which are intended to survive such termination; PROVIDED, HOWEVER, nothing set forth in this Section shall be construed to relieve Tenant of continuing liability if an Event of Default shall exist as of the Termination Date.

15.7           Right to Cure Defaults.

If Tenant fails to perform any agreement or obligation on its part to be performed under this Lease, Landlord shall have the right (i) if no emergency exists, to perform the same after giving 20 days notice to Tenant; and (ii) in any emergency situation to perform the same immediately without notice or delay.  For the purpose of rectifying Tenant's defaults as aforesaid, Landlord shall have the right to enter the Premises.  Tenant shall on demand reimburse Landlord for the reasonable costs and expenses incurred by Landlord in rectifying Tenant’s defaults as aforesaid, including reasonable attorney's fees.  Except for the intentional misconduct or negligence of Landlord, Landlord shall not be liable or in any way responsible for any loss, inconvenience, annoyance or damage resulting to Tenant or anyone holding under it for any action taken pursuant to this Section.  Any act or thing done pursuant to this Section shall not constitute a waiver of any such default or a waiver of any covenant, term or condition herein contained or the performance thereof.

ARTICLE 16:  EMINENT DOMAIN

16.1           Permanent Taking.  If all or any material part of the Building shall be condemned or conveyed in lieu of the threat of condemnation (collectively, a “Condemnation”), then Landlord shall have the right to terminate this Lease by notice to Tenant within 30 days following the date of such Condemnation.  If any material portion of the Premises shall be the subject of a Condemnation, then Tenant shall have the right to terminate this Lease by notice to Landlord within 30 days from the date of such Condemnation.  In the event this Lease is not so terminated, then this Lease shall remain in full force and effect and Landlord shall restore the remaining portions of the Building and Premises to a condition comparable to its condition immediately prior to such Condemnation (less the portion lost in the taking).  If this Lease is not terminated then from and after the date of Condemnation, the Rent shall be reduced based on the relative square footage of rentable area in the Premises lost by reason of such Condemnation.  All damages awarded for any Condemnation shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee interest, and Tenant hereby assigns all such awards to Landlord; PROVIDED, HOWEVER, that Landlord shall not be entitled to any award separately made to Tenant for loss of business, depreciation to and the cost of removal of Tenant’s Property.

16.2           Temporary Taking.  In the event of a temporary Condemnation of all or any part of the Premises, the entire award therefor shall be paid to Landlord, and all provisions of this Lease shall remain in full force and effect, except that Rent shall abate or be reduced during such period of temporary Condemnation based on the extent to which the Condemnation interferes with Tenant’s use of the Premises for its intended purposes.

ARTICLE 17: RIGHT TO RELOCATE

INTENTIONALLY OMITTED

ARTICLE 18:  MISCELLANEOUS

18.1           Notices.  All notices, demands, authorizations, requests and approvals (collectively, for purposes of this Section, “Notices”) required or permitted under this Lease must be in writing, and all oral Notices shall be of no effect.  All Notices shall be sent to Tenant at the address for notices shown in Section 1.15, and sent to Landlord at the address shown in Section 1.14. Notices shall be deemed to have been properly given for all purposes if (i) hand delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery; however, the time period in which a response to any such Notice must be given shall commence to run from the date of receipt by the addressee thereof as shown on the return receipt of the Notice.  Rejection or the inability to deliver because of changed address of which no Notice was given, shall be deemed to be receipt of the Notice as of the date of such Rejection or inability to deliver. Notices may be given on behalf of any party by such party's legal counsel.

18.2           Holding Over.  If Tenant shall hold over after the Expiration Date or sooner termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-sufferance and by such holding over Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance, and in addition to Landlord’s other remedies (including recovery of Landlord’s damages), Tenant shall pay to Landlord Base Rent at the rate equal to 150% of the most recent Base Rent; PROVIDED, HOWEVER, if such holding over is with Landlord’s written consent, such holding over shall be construed as a month to month tenancy on the terms and conditions set forth in this Lease, except the Base Rent shall be at a rate equal to 100% of the Base Rent payable by Tenant immediately prior to such holding over.

18.3           Quiet Enjoyment.  If Tenant timely performs its obligations hereunder, Tenant shall have the quiet enjoyment of the Premises during the Term hereof without disturbance by Landlord or those claiming through Landlord.  The loss or reduction of Tenant’s light, air or view will not be deemed a disturbance of Tenant’s occupancy of the Premises nor will it affect Tenant’s obligations under this Lease or create any liability of Landlord to Tenant.

18.4           Personal Property Taxes.  Tenant shall timely pay any and all taxes levied or assessed against or upon Tenant's Property located in the Premises.

18.5           Access to Premises.  Landlord and its authorized agents shall have the right, following reasonable notice to Tenant (except no notice shall be necessary in the case of emergencies), to enter the Premises by passkey or otherwise for all lawful purposes (including the right to show the Premises to prospective Mortgagees and purchasers, and during the last 12 months of the Term, to show the Premises to prospective tenants) and to whatever extent necessary or appropriate to enable Landlord to exercise all of its rights under this Lease, and to carry out Landlord’s obligations hereunder.  Landlord agrees, Tenant at its option, may have a representative present during any access to the Premises by Landlord under this Section 18.5.  Landlord further agrees that in the event it exercises its right to access to the Premises under this Section 18.5, Landlord shall use reasonable efforts to minimize interference with Tenant’s operations by reason thereof.

18.6            Broker’s Commission. Tenant represents and warrants that it has not dealt with any real estate broker or agent with respect to this Lease, except Landlord’s Broker, as Broker for Landlord and Tenant’s Broker, as Broker for Tenant.  Landlord shall pay any commissions or fees that are payable to Landlord’s Broker with respect to this Lease pursuant to a separate agreement between Landlord and Landlord’s Broker. Landlord’s Broker will pay any commission or fees that are payable to Tenant’s Broker pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker.  Tenant shall indemnify and hold Landlord harmless from any and all Loss resulting from claims that may be asserted against Landlord by any other broker, finder or other person (including any substitute or replacement broker claiming to have been engaged by Tenant), claiming to have dealt with Tenant in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord.  The provisions of this paragraph shall survive the termination of this Lease.

18.7           Parking Areas To serve generally Landlord’s designees and the occupants of the Building and their invitees, Landlord shall, subject to Condemnation, maintain parking areas on the Building Land, which shall be subject to the exclusive control of Landlord.  Tenant and its employees shall not park their automobiles within any visitor parking areas, fire lanes or driveways on the Building Land or within any areas in which parking is prohibited by applicable governing ordinance, and in the event of a violation of this restriction more often than once by Tenant, Landlord may fine Tenant $20.00 for each such subsequent violation.

18.8           Non-Waiver.  Neither acceptance of Rent by Landlord or failure by Landlord to complain of any default of Tenant shall constitute a waiver of any of Landlord’s rights hereunder, and no endorsement or statement on any check or on any letter accompanying any check shall be deemed an accord and satisfaction.  Waiver of any breach of any provision herein shall not be deemed a waiver of any subsequent breach of the same or any other provision herein contained.  No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing and signed by the party to be charged therewith. Receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance of surrender of the Premises.

18.9           Force Majeure.  Notwithstanding anything to the contrary set forth in this Lease, in the event either party hereto shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental regulations or law, riots, insurrection, war, unusually inclement weather, or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease (collectively, “Force Majeure”), then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.  The provisions of this Section shall not (a) operate to excuse Tenant from prompt payment of Rent, except as the same may excuse a delay in the Commencement Date, and (b) be applicable to delays resulting from the inability of a party to obtain financing or to proceed with its obligations under this Lease because of a lack of funds.

18.10           Relationship of the Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating a relationship between the parties hereto other than the relationship of Landlord and Tenant.

18.11           Successors and Assigns.  Except as otherwise limited by Section 9.7, all of the covenants, agreements, terms and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.

18.12           Captions.  The Article, Section and paragraph captions used in this Lease are for convenience and reference only, and the words contained therein shall in no way be used to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.  The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant, and should a court be called upon to interpret any provision of this Lease, no weight shall be given to, nor shall any construction or interpretation be influenced by, any presumption of preparation of this Lease by Landlord or Tenant.

18.13           Submission of Lease.  Submission of this Lease by Landlord to Tenant for examination or signature by Tenant does not constitute a reservation of or option for lease.  This instrument is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

18.14           Interpretation.  Whenever the singular number is used, the same shall include the plural and vice versa, and the neuter gender includes the feminine and masculine genders.  The terms “hereby”, “hereof”, “hereto”, “herein”, “hereunder” and any similar terms shall refer to this Lease, and the term “hereafter” shall mean after, and the term “heretofor” shall mean before the date of this Lease.  The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”  The term “Article” and “Section” are used herein interchangeably.

18.15           Severability.  In the event any of the provisions of this Lease shall at any time be held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, such illegality, invalidity and unenforceability shall not affect the remaining provisions of this Lease, and this Lease shall be construed and enforced as if such illegal, invalid or unenforceable provisions had never been inserted herein.

18.16           Authority to Sign.  Landlord and Tenant each represent and warrant to the other that the person or entity signing this Lease on behalf of such party is duly authorized to execute and deliver this Lease and to legally bind to all of the terms, covenants and conditions contained herein the party on whose behalf this Lease is signed.  Tenant shall remain during the Lease Term in good standing under the Laws of the state in which it was organized and duly qualified to do business in the State.

18.17           No Recording.  Tenant shall not record this Lease or a memorandum of this Lease in any official public records.

18.18           Joint and Several Liability.  If Tenant consists of more than one person or entity, then each Tenant shall be jointly and severally liable for the performance of all terms, covenants and conditions of this Lease.

18.19           Time of Performance.  Time is of the essence with respect to this Lease.

18.20           Survival of Tenant’s Obligations.  All obligations of Tenant which by their nature involve performance, in any particular, after the end of the Lease Term, or any extension thereof, or which cannot be ascertained to have been fully performed until after the end of the Lease Term, or any extension hereof, shall survive the expiration or sooner termination of this Lease.

18.21           Governing Law.  This Lease shall be governed by and construed under the laws of the State.

18.22           Consent to Service.  Tenant agrees that any action brought in connection with this Lease shall be maintained in any court of competent jurisdiction in the County and State in which the Premises are located.  Tenant hereby appoints Landlord as agent for the purpose of accepting service of any process within the State in which the Premises is located, subject only to the condition that Landlord promptly send notice of such process to Tenant in conformance with the requirements of Section 18.1.

EXHIBIT B

EXPENSE CHARGE

A.           Expense Charge.  In addition to the Base Rent, Tenant shall pay to Landlord as additional rent on the first day of each month in advance, commencing January 1 of the “Initial Operating Expenses Year” (as described in Section 1.9 of the Lease), an amount (the “Expense Charge”) which is equal to one-twelfth  of Tenant’s Pro Rata Share of the amount by which the Operating Expenses, as estimated for such year by Landlord, exceed the actual Operating Expenses for the “Base Year” set forth in Section 1.8 of the Lease.  Tenant’s Expense Charge for each succeeding calendar year shall be estimated by Landlord and notice of such estimate shall be furnished to Tenant from time to time.  Within 20 days after receipt of such estimate, Tenant shall pay Landlord any deficiency in Tenant’s Expense Charge for that year, and subsequent installments of Tenant’s Expense Charge for that year shall be based on such estimate by Landlord.  By April 30 of each calendar year or as soon thereafter as practicable, Landlord shall determine the actual Operating Expenses for the preceding calendar year (and Tenant’s actual Expense Charge) and furnish to Tenant a statement thereof (“Expense Statement”).  If the total Expense Charge paid by Tenant in such calendar year exceeds Tenant’s Pro Rata Share of the actual increase in Operating Expenses for such calendar year (as disclosed in the Expense Statement), then (provided Tenant is not in default) such excess shall be credited toward future installments of Tenant’s Expense Charge until exhausted, unless the Lease Term shall have expired, in which event, Landlord shall (provided all amounts owing by Tenant to Landlord have been paid) refund such excess to Tenant within 30 days after such amount is known.  If Tenant’s Pro Rata Share of the actual increase in Operating Expenses exceeds the Expense Charge paid by Tenant in such calendar year, Tenant shall pay the difference to Landlord in one (1) lump sum within 20 days of receipt of Landlord’s Expense Statement.  In the event that the Lease Term ends on a day other than the last day of a calendar year the amount of Tenant’s Expense Charge for such partial calendar year shall be pro rated based on the number of days in such partial calendar year.  Tenant’s obligation to pay Tenant’s Expense Charge shall survive the expiration of this Lease.

B.           Operating Expenses.  “Operating Expenses” shall mean the aggregate of all expenses incurred by Landlord, without duplication, which are attributable, according to generally accepted accounting principles, to the ownership and operation of the Total Building Facilities, and shall include the following:  (1) wages, salaries, benefits and other costs (including costs of uniforms) for persons engaged in the operation, maintenance, repair and security of the Building, including Social Security taxes, unemployment insurance taxes and other taxes which may be levied on such wages and salaries; costs for providing coverage for health and disability benefits; costs of any pensions, hospitalizations, welfare or benefit plans, and any other similar employee expense; (2) cleaning and janitorial costs including the cost of cleaning supplies, restroom supplies, interior and exterior window cleaning, and floor care and cleaning; (3) costs  of maintenance, repairs and replacements to the Building and its components, including heating, ventilating and air conditioning equipment; electrical switch gear and transformers and other mechanical equipment; computer monitoring and control systems; elevators and escalators; roofs and exterior facades; plate glass and glazing (including reglazing); plants and landscaping; parking areas and driveways; and utility lines and equipment, (4) utility costs, including those for electricity, gas, steam, water, sewer and waste disposal; (5) costs of renovating or redecorating the Common Areas; (6) the removal of litter and trash, as well as the removal of ice and snow (and salting and sanding in connection therewith); (7) license, permit and inspection fees; (8) the cost  of acquiring and/or renting mobile maintenance equipment used in connection with the maintenance of the Building; (9) costs  of all alterations, additions, repairs and replacements required to be made by Landlord to comply with Laws enacted or enforced after the date of this Lease; (10) legal, accounting and consulting expenses, which relate to seeking or obtaining a reduction in and/or refunds of Taxes; (11) office supplies, telephone charges, and similar expenses incurred in connection with the operation of the Building management office; (12) costs (including any reasonable deductible) of the insurance carried by Landlord in connection with the Total Building Facilities; (13) security service costs including alarm monitoring; (14) costs  of music programs and music equipment servicing the Building; (15) telephone directory listings for the Building; (16) the cost  of remediating any Hazardous Substances (as defined in Section 12.2) which as of the Commencement Date were not present on the Total Building Facilities in quantities and/or a condition then deemed by Governmental Authorities to be in violation of Laws; (17) the aggregate cost  of the real estate taxes, assessments and other governmental charges and levies, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind or nature whatsoever (including assessments for public improvements or benefits and special assessments) which may be levied, assessed or imposed or become liens upon the Total Building Facilities (or any portion thereof), or which Landlord is contractually obligated to pay, or which arise out of the use, occupancy or possession of the Total Building Facilities from time to time (collectively, “Taxes”); PROVIDED, HOWEVER, Taxes shall not include inheritance, estate, succession, transfer, gift, franchise, corporation income or profit tax imposed upon Landlord, nor penalties imposed upon Landlord for Landlord’s delinquent payment of Taxes; provided, further, that if any time hereafter the methods of taxation prevailing at the Commencement Date shall be altered so that in addition to or in lieu of or as a substitute for the whole or any part of the Taxes now imposed, there shall be levied, assessed or imposed (i) a tax on the rents received from the Building; or (ii) a license fee measured by the rents receivable by Landlord from the Building; or (iii) a tax or license fee imposed on Landlord which is otherwise measured by or based in whole or in part upon the rents received from the Building or any portion thereof, then such tax or fee shall be included in the computation of Taxes, computed as if the amount of such tax or fee so payable were that part due if the Total Building Facilities were the only property of Landlord subject thereto (it being agreed that in the event any special assessment may be paid in installments over a period longer than one  year, then for the purposes of calculating the Operating Expenses, such assessment shall be deemed paid in installments over the maximum period permitted by the taxing authority, with the Operating Expenses in each year including only those installments [including interest charged thereon by the taxing authority] which would become due and payable in that year); (18) the cost  of seasonal decorations; (19) such other expenses paid by Landlord, from time to time, in connection with the operation and maintenance of the Building as would be expected to be paid by a reasonable and prudent operator and property manager; (20) capital expenditures incurred in connection with causing the Total Building Facilities to comply with applicable Laws or any installation, improvement or alteration which are made for the purpose of reducing Operating Expenses (the “Permitted Capital Expenditures”) or in and (20) a building management fee not greater than 5% of any and all gross revenue received by Landlord from the Building.

C.           Operating Expense Exclusions.  The term “Operating Expenses” shall not include the following:  (i) payments by Landlord of interest and principal on any debt secured by a mortgage, deed of trust or similar instrument (collectively, a “Mortgage”) encumbering the Total Building Facilities or any portion thereof; (ii) depreciation and amortization costs (except as provided below); (iii) taxes and assessments attributable to the personal property of tenants, and Mortgage lien taxes, documentary stamp taxes, recording fees or the like; (iv) leasing commissions; (v) ground rent; (vi) legal fees and other expenses incurred by Landlord in dealings with other present or prospective tenants or occupants of the Building; (vii) costs of any special services, operations or accommodations incurred for the benefit of select tenants; (viii) costs incurred in renovating, improving, decorating, painting, redecorating or otherwise improving usable area in the Building (vacant or otherwise) for individual tenants; (ix) marketing and promotional costs; and (x) capital expenditures other than the Permitted Capital Expenditures.  Operating Expenses shall be reduced to the extent Landlord is reimbursed therefor by (a) the proceeds of insurance policies carried by Landlord on the Building, or (b) warranty, or (c) recovery of damages to the Building from any third party.  If any Operating Expense comprises a capital expenditure, then such capital expenditure shall be amortized (with interest thereon at a reasonable rate) in conformance with generally accepted accounting principals, and only the annual amortized installment of such capital expenditure shall be included in Operating Expenses each year.

D.           The term “Common Areas” shall mean all parking areas, driveways, landscaped areas, Building common areas, floor common areas, project identifications signs, and other similar common areas as designated by Landlord from time to time.

E.           Inspection of Landlord’s Books.  Tenant shall have the right within 90 days after receipt of Landlord’s Expense Statement, but not more than 1 time for each calendar year, and following 30 days prior notice to Landlord, to cause a certified public accountant approved by Landlord to inspect Landlord's books and records relating to the Operating Expenses for such calendar year.  Such inspection shall be conducted during normal business hours at the location where such books and records are normally maintained and all information secured therefrom shall be kept confidential by Tenant.  Upon completion of such inspection, Tenant shall deliver to Landlord a copy of any and all reports and findings thereof.  If it is determined by such inspection (as confirmed by Landlord’s accounting representatives) that Tenant has overpaid its Expense Charge for such calendar year, Landlord shall, within 30 days, refund to Tenant the amount of such overpayment.  Conversely if it is determined by such inspection that Tenant has underpaid its Expense Charge for such calendar year, Tenant shall, within days, pays to Landlord the amount of such underpayment.  Tenant may not engage any contingency fee auditor or similar auditor whose fees are based on the findings of such inspection.

EXHIBIT C

SERVICES BY LANDLORD

A.           Hours of Operation and Services Provided.  Provided no Event of Default exists, Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants, during business hours of 8:00 A.M. to 6:00 P.M. Monday through Friday and from 8:00 a.m. to 1:00 p.m. on Saturdays, but not on Sundays or legal holidays, the following services: janitorial services 5 days a week after normal working hours, water for drinking, lavatory and toilet purposes; self-operated elevator service; and heating and air conditioning for the reasonably comfortable use and occupancy of the Premises, it being agreed that heating and cooling conforming to limitations prescribed by Governmental Authorities shall be deemed to comply with this requirement.

B.           Electrical Energy.  Landlord shall furnish the Premises with electricity for lighting of Building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, word processing equipment, dictating equipment, adding machines and calculators, and general service non-production type office copy machines.  Landlord shall additionally replace fluorescent tubes and ballasts, as necessary.  Incandescent fixtures, table lamps, and all other lighting other than the aforesaid Building standard fluorescent lights shall be serviced, replaced and maintained by Tenant at Tenant's expense.  Landlord shall have no obligation to provide more than 4 watts per usable square foot of electricity for convenience outlets serving the Premises.

C.           Additional Heating and Air Conditioning.  When heating or air conditioning is required by Tenant for hours or on days other than those set forth above, Tenant shall give Landlord at least 24 hour’s prior notice of its desire for such additional service (except that if Tenant desires additional heating or air conditioning on the weekend, it shall notify Landlord by noon on Friday).  After hours heating and air conditioning is available at a charge equal to the After Hours HVAC Charge, calculated per zone, with a minimum of 2 hours per occurrence; however, the After Hours HVAC Charge may be increased by Landlord from time to time during the Term of the Lease as determined by Landlord in Landlord’s reasonable discretion to reflect increases in utility costs.  All additional costs resulting from Tenant's extraordinary usage of heating, air conditioning or electricity shall be paid by Tenant upon demand as additional rent.  Tenant shall not install equipment with unusual demands for any of the foregoing without Landlord's prior written consent, which Landlord may withhold if it determines that in its opinion such equipment may not be safely used in the Premises or that electrical service is not adequate therefor.  If heat generating machines or equipment or other intensive activities shall be used or carried on in the Premises by Tenant which affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises and the cost thereof, including the cost of engineering and installation, and the cost of operation and maintenance thereof, shall be paid by Tenant upon demand by Landlord.

D.           Failure to Furnish Services.  If for any reason, Landlord is unable to furnish heating, air conditioning, electricity or other service to the Premises during the hours and on the days herein required, that fact shall not constitute grounds for the cancellation of this Lease, nor shall Landlord be liable to Tenant for damages of any sort whatsoever on that account, nor shall such matter entitle Tenant to abate Rent; PROVIDED, HOWEVER, in all such events, Landlord shall use good faith efforts to restore the interrupted service as promptly as possible.

C-1

E.           Report Defects to Landlord.  Tenant shall promptly report to Landlord any defective condition in or about the Premises known to Tenant.

C-2

EXHIBIT D

CONSTRUCTION EXHIBIT

1.           Landlord’s Work.  Subject to the terms of this Exhibit and the Lease, Landlord will perform the following work (“Landlord’s Work”) with respect to the Premises:

A.  Plans.  In co-operation with Tenant, Landlord has caused a floor plan of the Premises to be prepared, depicting the layout of the Premises, including the location of doors, walls and partitions (the “Floor Plan”).  A copy of the Floor Plan has been initialed by the parties to signify their approval thereof.  Tenant shall timely furnish an architect designated by Landlord (the “Architect”) with such information and guidance with respect to Tenant’s requirements for the design of the Premises (which shall be consistent with the Floor Plan) as the Architect may require from time to time, it being agreed that in any event any such requested information shall be supplied within 5 days after written request.  Based on such input supplied by Tenant, Landlord shall cause the Architect to prepare plans and specifications (the “Construction Plans”) describing “Landlord’s Construction Work” (defined below), which shall be consistent with the Floor Plan and shall include (a) furniture plans showing details of space occupancy, (b) reflected ceiling plans, (c) partition and door location plans, (d) telephone, security and electrical plans (noting any special lighting and power load requirements), and (e) finish plans, schedules and specifications for Landlord’s Work.  Tenant agrees that the Construction Plans are based upon information supplied by Tenant, and accordingly, Landlord shall not be liable for any omission from the Construction Plans or for any design defect in the Construction Plans.  The Construction Plans shall be subject to Tenant’s and Landlord’s respective approvals, which shall not be unreasonably withheld or delayed.  Tenant shall respond to submissions of the Construction Plans (or any components thereof) within 7 days after Tenant’s receipt of the same; otherwise, such submissions shall be deemed approved by Tenant.  The term “Plans Costs” shall mean all costs incurred by Landlord in connection with the preparation of the Floor Plan and Construction Plans, including, without limitation, the fees of the Architect.

B.  Governmental Approvals.  Promptly after the date Landlord and Tenant approve in writing the Construction Plans, Landlord will submit the Construction Plans, if necessary, to the applicable Governmental Authorities for review and approval and will obtain all governmental approvals, permits and licenses (collectively, the “Governmental Approvals”) required for the construction of Landlord’s Construction Work.  The term “Governmental Approvals Costs” shall mean all costs incurred by Landlord in obtaining the Governmental Approvals.

C.  Landlord’s Construction Work.  Promptly after Landlord obtains all Governmental Approvals, a general contractor designated by Landlord (“Landlord’s Contractor”) will construct improvements in the Premises substantially in accordance with the Construction Plans (“Landlord’s Construction Work”), EXCEPT that Landlord’s Construction Work shall not include the following, all of which shall be performed by Tenant, at Tenant’s expense, (a) all work designated on the Construction Plans as “Tenant’s Work,” and (b) the installation of all of Tenant’s Property in the Premises.  The term “Landlord’s Construction Work Costs” shall mean all costs incurred by Landlord in connection with Landlord’s Construction Work, including a Landlord’s construction supervisory fee not to exceed 1%of the Landlord’s Construction Work Costs (exclusive of such supervisory fee).

2.           Landlord’s Work Costs.  The term “Landlord’s Work Costs” shall mean the Plan Costs, the Governmental Approvals Costs and Landlord’s Construction Work Costs.

3.           Change Orders.   Upon Tenant’s request and submission by Tenant (at Tenant’s sole cost and expense) of the necessary information and/or plans and specifications for changes in Landlord’s Construction Work from that specified in the Construction Plans (“Changes”), Landlord may, at its election, incorporate such Changes into Landlord’s Construction Work, at Tenant’s sole cost and expense if the Changes increase Landlord’s Work Costs.  Landlord’s consent to Changes shall not be unreasonably withheld; provided, however, prior to commencing any Changes in Landlord’s Construction Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Changes and overhead and a proposed Tenant Extra Order (the “TEO”) for such Changes in the standard form then in use by Landlord.  If Tenant shall fail to enter into such TEO within one week after Tenant’s receipt thereof, Landlord may proceed to do only Landlord’s Construction Work as specified in the Construction Plans.  Tenant agrees to pay to Landlord, concurrently with its execution of the TEO, the entire net increase in “Cost of the Changes” as shown in the statement delivered by Landlord.  As used herein “Cost of Changes” shall include, without limitation, the actual construction cost plus design costs and permit fees, together with an administrative fee to Landlord equal to 5% of the other Cost of Changes.  Landlord shall not be required to consent to any Changes which would result in a postponement of the Commencement Date, unless Tenant agrees that the Commencement Date will occur on the date it would have otherwise occurred, but for the Changes.

4.           Tenant’s Work.  Subject to the terms of this Exhibit and the Lease, Tenant, at Tenant’s expense, shall perform the following work (“Tenant’s Work”) in the Premises: (a) perform all work designated on the Construction Plans as “Tenant’s Work,” (b) install all of Tenant’s Property in the Premises, and (c) perform all other work (other than Landlord’s Work) required to open the Premises for business.  All of Tenant’s Work shall be performed in accordance with plans and specifications prepared by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld.

5.           Allowance.  Landlord will expend for Landlord’s performance of Landlord's Work a tenant finish allowance (“Allowance”) equal to the lesser of (i) the “Maximum Allowance” (as set forth in Section 1.19 of the Lease) or (ii) Landlord’s Work Costs.  Landlord and Tenant hereby approve the preliminary plans and scope of work attached hereto as Exhibit D-1 (together, the “Preliminary Plans”) which have been prepared by Landlord’s contractor with guidance and input from Tenant.  Tenant acknowledges that the Preliminary Plans include certain upgraded finishes and work which result in the projected Landlord Work Costs to exceed the Allowance.  Tenant agrees to pay for these upgrades, totaling $47,070.00 (the “Excess”), plus the cost of any other changes to the Landlord’s Construction Work as set forth on the Preliminary Plans.  Tenant shall pay the Excess to Landlord prior to Landlord commencing Landlord’s Construction Work.  Tenant agree that the Construction Plans will be prepared consistent with and will incorporate the Preliminary Plans.  Tenant further agrees that if it makes any additional upgrades or changes to the Preliminary Plans or changes to the Construction Plans that are not consistent with the Preliminary Plans, then Tenant shall pay the cost of such upgrades and/or changes.

6.           Substantial Completion.  Landlord’s Construction Work shall be deemed to be “substantially complete” when (a) the Architect certifies that Landlord’s Construction Work has been completed substantially in accordance with the Construction Plans, EXCEPT for items of work that can be completed after the Premises are occupied without causing material interference with Tenant's use of the Premises (i.e., "punch list items"), and (b) Landlord has received, if required by law, a temporary, conditional or permanent certificate of occupancy from the applicable Governmental Authorities, except to the extent that such certificate cannot be obtained because of Tenant’s failure to complete Tenant’s Work.

7.            Materials and Workmanship.  All work performed by Landlord and Tenant pursuant to this Exhibit shall be performed in a good and workmanlike manner in accordance with all Laws and the Construction Plans.  Landlord and Tenant agree to exercise due diligence in completing their respective work.

8.           Repairs and Corrections.  Landlord will promptly repair and correct that portion of Landlord’s Construction Work that proves defective as a result of faulty materials, equipment, or workmanship and that first appear within one year after the date of occupancy of the Premises by Tenant.  Notwithstanding the foregoing, Landlord shall not be responsible to repair or correct any defective work or materials installed by Tenant, or any work or materials that are damaged as a result of any act or omission of Tenant or any of Tenant’s employees, agents, contractors or invitees.

9.           Tenant Delays.  The Commencement Date (and Tenant’s obligation to pay Rent) shall not be postponed by reason of “Tenant Delays”, which shall mean:

(a)           Changes requested by Tenant;

(b)           Tenant’s requirements for special work or materials, finishes, or installations other than Landlord’s standard building materials, except as shown on the Construction Plans;

(c)           delay in the performance of any work in the Premises separately contracted for by Tenant, or any delay in Landlord’s Construction Work caused by the performance of such other work;

(d)           Tenant’s failure to furnish information or responses within the time periods required by Section 1 above; or

(e)           any other act or omission of Tenant, its agents, contractors, or other persons employed by any of such persons delaying substantial completion of Landlord’s Construction Work.

10.           Access During Construction.   Landlord, in Landlord’s reasonable discretion and upon request by Tenant, shall grant to Tenant a license permitting Tenant and its contractors to enter the Premises to perform Tenant’s Work (including installation of cabling and other “in wall” items) prior to the Commencement Date.  Notwithstanding anything contained in this Exhibit to the contrary, Tenant may only use Landlord’s designated contractors for the following categories of work:  structural, exterior walls and windows, roof, floor slabs, mechanical, electrical, plumbing and fire/life safety.  It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

(a)           Tenant shall give Landlord not less than 5 days’ prior written notice of its request to have such access to the Premises, which notice shall contain and/or shall be accompanied by:  (i) a schedule for the work to be performed; (ii) the names and addresses of all contractors, subcontractors and material suppliers performing Tenant’s Work, and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts pertaining to the performance of Tenant’s Work; (iv) to the extent not comprising part of the Construction Plans, copies of all plans and specifications pertaining to Tenant’s Work; (v) copies of all licenses and permits required in connection with the performance of Tenant’s Work; (vi) certificates of insurance; and (vii) assurances of the availability of funds sufficient to pay for all such work.  All of the foregoing shall be subject to Landlord’s reasonable approval.

(b)           Such early access shall be subject to scheduling reasonably designated by Landlord.

(c)           Tenant’s agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord and Landlord’s agents in performing Landlord’s Construction Work, or with Landlord’s or other tenants’ work in other premises and in common areas of the Building, or the general operation of the Building.  If at any time such entry shall cause or threaten to cause such disharmony or interference, including labor disharmony, Landlord may withdraw such license upon twenty-four (24) hours’ prior written notice to Tenant, in which case, Tenant shall immediately discontinue Tenant’s Work until the resolution of any such labor dispute, it being agreed that such labor disruption shall be deemed a Tenant Delay if caused by Tenant’s contractors, subcontractors, material suppliers, agents or employees.

(d)           Tenant shall comply with Landlord’s reasonable construction rules and regulations.

Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s Work or to property placed in the Premises prior to the Commencement Date, the same being at Tenant’s sole risk and liability.  Subject to Section 10.2 of the Lease, Tenant shall be liable to Landlord for the cost of repairing any damage to the Premises or to any portion of the Building caused by Tenant or any of Tenant’s employees, agents, contractors, workmen or suppliers.  In the event the performance of Tenant’s Work causes Landlord to incur extra costs, such as the cost of furnishing after hours heating and cooling to the Premises, Tenant shall reimburse Landlord for such extra cost.

EXHIBIT D-1

PRELIMINARY PLANS

[See Attached Sheets]

EXHIBIT E

RULES AND REGULATIONS

1.
Access to Building; Security.  On Saturdays, Sundays, legal holidays and weekdays between the hours of 6:00 P.M. and 8:00 A.M., access to the Building and to the Common Areas of the Building may be restricted by Landlord. In such event, the Building and Common Areas thereof shall be accessible only by use of a key or electronic card. Landlord may from time to time establish other or additional security controls for the purpose of regulating access to the Building and Tenant shall comply with all such security regulations so established. Problems experienced by Tenant with respect to Building and Premises security shall be directed to Landlord.

2.	Rights of Others. Tenant shall not obstruct or interfere with the rights of other tenants in the Building nor with their use or enjoyment of their respective premises or the Common Areas.

3.
Building Directories.  The directories for the Building shall be in the form selected from time to time by Landlord and shall be used exclusively to display of the names and locations of tenants. Landlord shall add Tenant’s name and location to any such directories.  Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole cost of Tenant.

4.
Large Articles; Overloading.  Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner reasonably designated by Landlord.  All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or other large or heavy articles shall be repaired at Tenant’s expense. Tenant shall not overload any floor or any facility in the Building. Landlord shall have the right to direct and control the location of safes, files, and all other heavy articles.  Landlord shall have the right to require Tenant, at Tenant’s sole cost, to supply whatever supplementary supports may be necessary to properly distribute the weight of such large or heavy articles.

5.
Insurance Policy Requirements.  Tenant shall not do nor permit to be done any act or thing in, on or about the Premises, the Building or the Common Areas that would invalidate or be in violation of or increase the cost of the premium for any insurance maintained with respect to the Premises, the Building or the Common Areas.

6.
Unsightly Items; Defacing of the Premises.  Tenant shall not place or allow to be placed in, on or about the Premises, any item or thing that Landlord shall reasonably consider unsightly and which is visible from the exterior of the Premises.   Tenant shall not deface the Premises or commit waste therein.

7.
Obstruction of Common Areas. Tenant shall not place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area.  Tenant shall fully cooperate with Landlord in keeping the Common Areas free from all obstruction and in a clean and sightly condition, and shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal.  The Common Areas of the Building are not for the use of the general public and Landlord shall have the right to prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants.

8.
Additional Locks.  Tenant shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord.  Upon termination of this Lease or of Tenant's possession, Tenant shall immediately surrender to Landlord all keys, electronic cards and other means of access to the Premises and to the Building.

9.
Communications or Utility Connections. The installation of any signal, alarm or other utility or similar service connections shall be done by Tenant at its sole cost, shall be subject to the prior written approval of Landlord, and shall be done only under direction of Landlord.  Tenant shall install Tenant’s cabling and wiring in conformance with the requirements of Section 7.3 of the Lease.

10.
Restrooms.  No plumbing facilities shall be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees, agents or invitees, shall have caused or permitted the violation.

11.
Expulsion.  Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or illegal drugs, or who in any way violates any of the rules or regulations of the Building in effect from time to time.

12.
Nuisances; Prohibited Uses.  Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating (except small household type refrigerators customarily used in general offices), heating or air conditioning apparatus (except for any supplemental air conditioning system approved by Landlord) in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use; (c) use the Premises for housing, lodging, or sleeping purposes; (d) prepare or warm food in the Premises (heating coffee and individual lunches of employees excepted); (e) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (f) use any power source for the operation of any equipment or device other than dry cell batteries or electricity; (g) operate any electrical device from which may emanate waves that could interfere with or impair broadcasting or reception from or in the Building or elsewhere; (h) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person) or other animal or bird; (i)cause or permit any objectionable noise or odor to emanate from the Premises; (j) disturb, harass, solicit or canvass any occupant of the Building; (k) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; (l) allow any firearms in the Building or the Premises; and (m) subject to Section 12.1 of this Lease, Tenant shall store all flammable products in UL approved cabinets.

13.
Energy Conservation.  Tenant shall not waste utilities and shall cooperate fully with Landlord to insure the most efficient and cost effective operation of the Building's heating and air conditioning systems, and shall not allow the adjustment (except by Landlord's authorized Building personnel) of any utility controls.

14.
Parking.  Parking shall be permitted in designated parking areas only.  No vehicles shall be permitted in "no parking" zones or at curbs.  Handicapped spaces are for handicapped persons and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces.  Landlord reserves the right to remove vehicles that do not comply with the Lease or these rules and regulations and Tenant shall indemnify and hold harmless Landlord from Landlord’s reasonable exercise of the right to so remove the vehicles of Tenant, its employees, agents and invitees.

15.
Janitorial Service.  Without liability to Landlord, the janitorial staff may remove all trash from trash cans and any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled “DO NOT REMOVE”.  Any large volume of trash resulting from the delivery of furniture, equipment and the like shall be removed by Tenant at its sole cost and, if not so removed, such trash may, at Landlord’s election, be removed by Landlord at Tenant's cost.

16.
Changes; Compliance. Landlord shall at all times have the right to change these rules and regulations and to promulgate other rules and regulations in such reasonable manner as may be deemed advisable by Landlord for the safety, care, cleanliness, protection and operation of the Building, the Premises and the Common Areas, all of which rules and regulations shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with these rules and regulations by the employees, servants, agents, visitors and invitees of Tenant. In the event that any provision of these rules and regulations shall conflict with any specific provisions of the Lease to which this Exhibit E is attached, the provisions of the Lease shall control. Landlord may waive any one or more of these rules and regulations for the benefit of any particular tenant but no such waiver by Landlord shall be construed as a waiver of such rules and regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such rules and regulations against any or all of the tenants of the Building.

EXHIBIT F
COMMENCEMENT DATE AGREEMENT

THIS COMMENCEMENT DATE AGREEMENT (the “Agreement”) is made as of the ____ day of _____________, 200__, by and between RENAISSANCE PROPERTY OWNER, LLC, with its principal office at Renaissance Property Owner, LLC, c/o CA Ventures, LLC, 161 N. Clark Street, Suite 4900, Chicago, IL 60601, Attention: Asset Manager (“Landlord”), and _________________, a _______________ with its principal office at __________________(“Tenant”).

RECITALS:

Tenant and Landlord entered into that certain lease dated __________________ (the “Lease”) for space designated as Suite #_________ (the “Premises”), comprising approximately _______ square feet of rentable area in the Van Eyck Building located at 7007 College Boulevard, Overland Park, Kansas.

NOW, THEREFORE, Tenant and Landlord hereby agree as follows:

1.	The Commencement Date of the Lease is _______________.

2.	The Expiration Date of the Lease is _________________.

3.	The Base Rent payable per annum under the Lease is as follows:

DATES	MONTHLY BASE RENT	ANNUAL BASE RENT

4.	Tenant has accepted delivery of the Premises in its “as is” condition.

5.	Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the same definitions ascribed to them in the Lease.

6.	Except as modified by this Agreement, the Lease shall remain in full force and effect.

Landlord and Tenant have executed this Agreement as of the date first above written.

RENAISSANCE PROPERTY OWNER, LLC

By:
Name:
Title:

LANDLORD

F-1

Attest: (seal)

By:	By:
Name:	Name:
Title:	Title:

TENANT

F-2

EXHIBIT G

FLOOR PLAN OF PREMISES

OFFICE

SCALE: 1" = 20'-0"

NOTES:
1. FURNITURE IS SHOWN FOR REFERENCE ONLY.
2. ALL FLOORING IS CARPET U.N.O.

ELEC
OPTIONAL GLASS GARAGE DOOR
$2,500 UPCHARGE

= 72" HIGH SOLID WALLS
= 72" HIGH WALLS WITH THE TOP 24" AS GLASS
= WALLS TO CEILING
= 8' GLASS WALL WITH HEADER ABOVE, BRACED TO STRUCTURE
= POLISHED/STAINED CONCRETE

2 PARK RENAISSANCE
7015 College Blvd., Overland Park, KS 66211
SUITE 600 - 14,810 RSF
SEPTEMBER 3, 2014

RED
RED Brokerage

EXHIBIT H

GUARANTY OF LEASE

THIS GUARANTY is given as of the  12th day of September, 2014, by Parnell Pharmaceuticals Holdings, LTD, a company incorporated in New South Wales, Australia (“Guarantor”), with an address at 4 Century Estate, 476 Gardeners Rd, Alexandria, New South Wales, 2015, Australia to RENAISSANCE PROPERTY OWNER, LLC (“Landlord”).
WITNESSETH:

In order to induce Landlord to demise to Parnell Corporate Services US, Inc. (hereinafter with its successors and assigns to be referred to as “Tenant”), certain premises in the del Sarto Building, 7015 College Boulevard, Overland Park, Kansas pursuant to a lease of even date herewith (the “Lease”), Guarantor agrees as follows:

1.           That it does hereby unconditionally and absolutely guarantee to Landlord the full, prompt and complete payment by Tenant of the rent and all other sums payable by Tenant under the Lease and the full, prompt and complete performance by Tenant of all and singular the terms, covenants, conditions and provisions in the Lease required to be performed by Tenant.

2.           That it does hereby waive notice of acceptance hereof and any and all other notices which by law or under the terms and provisions of the Lease are required to be given to Tenant, and it also waives any demand for or notice of default of the payment of rent and other sums payable by Tenant under the Lease and the performance of all and singular the terms, covenants, conditions and provisions in the Lease required to be performed by Tenant; and Guarantor does further expressly hereby waive any legal obligation, duty or necessity for Landlord to proceed first against Tenant or to exhaust any remedy Landlord may have against Tenant, it being agreed that in the event of default or failure of performance in any respect by Tenant under the Lease, Landlord may proceed and have right of action solely against either Guarantor or Tenant or jointly against Guarantor and Tenant.

3.           That any modification, amendment, change or extension of any of the terms, covenants or conditions of the Lease which Tenant (which term shall include, without limitation, a trustee in bankruptcy) and Landlord may hereafter make; or any forbearance, delay, neglect or failure on the part of Landlord in enforcing any of the terms, covenants, conditions or provisions of the Lease, or any assignment of the Lease by Tenant (whether voluntarily or by operation of law), shall not in any way affect, impair or discharge Guarantor’s unconditional liability to Landlord hereunder, nor shall Guarantor’s liability hereunder by impaired, affected or discharged by any act done or omitted to be done or by any waiver by either Landlord or Tenant, notwithstanding that Guarantor may not have consented thereto or may not have notice or knowledge thereof.

4.           That this Guaranty shall continue during the entire term of the Lease and any renewals or extensions thereof and until Tenant has fully discharged all its obligations thereunder, and that this Guaranty shall not be diminished by any payment of rent or performance of the terms, covenants or conditions of Tenant by Guarantor, until each and all of Tenant’s obligations under the Lease have been fully discharged.  If on the date on which this Guaranty would otherwise expire, Tenant shall be in default in the payment or performance of any of Tenant’s obligations under the Lease, then, in such event, the term of this Guaranty shall not expire but shall continue until such time as Tenant’s default(s) shall have been cured and Tenant shall no longer be in default of any of Tenant’s obligations under the Lease.

5.           That in the event Tenant shall become insolvent or shall be adjudicated a bankrupt, or shall file a petition for reorganization, liquidation, or for the adjustment of debts of an individual with regular income or for similar or other relief under any present or future provision of the Bankruptcy Code (Title 11 U.S.C. Article 101 et seq.) (“Bankruptcy Code”), or if an involuntary case under any chapter of the Bankruptcy Code shall be commenced against Tenant, or if Tenant shall seek a judicial readjustment of the rights of its creditors under any present or future federal or state law, or if a receiver or trustee of all or part of its property and assets is appointed by any state or federal court, and in any such proceeding the Lease shall be terminated or rejected as between Landlord and Tenant, Guarantor and Landlord shall be deemed to have automatically and without the execution of any confirmatory agreement, to have entered into a new lease for the balance of the term of the Lease remaining as of the date of such termination or rejection, on the same terms, covenants and conditions as are set out in the Lease and the new lease shall continue in full force and effect in accordance with its terms as a lease between Landlord and Guarantor (as tenant).  Guarantor’s obligation to enter into the new lease as aforesaid shall not be impaired, modified, changed, release or limited in any manner whatsoever by any Tenant or its estate in bankruptcy resulting from the operation of any present or future provision of the Bankruptcy Code or other statute, or from the decision of any court.  PROVIDED, HOWEVER, nothing set forth in this paragraph shall be construed to affect or limit Landlord’s rights or remedies under the Lease or any law which may be applicable by reason of the occurrence of any of the events referred to in this paragraph.

6.           That Guarantor shall not be entitled to make any defense against any claim asserted by Landlord in any suit or action instituted by Landlord to enforce this Guaranty or the Lease or be excused from any liability hereunder which Tenant could not make or invoke, and Guarantor hereby expressly waives any defense in law or in equity which is not or would not be available to Tenant, it being the intent hereof that the liability of Guarantor hereunder is primary and unconditional.

7.           That in the event suit or action by brought upon and in connection with the enforcement of this Guaranty, Guarantor shall pay reasonable attorneys’ fees and all court costs incurred by Landlord.

8.           That if the Lease is assigned as provided in the Lease or pursuant to the provision of the Bankruptcy Code, this Guaranty shall remain in full force and effect to guarantee all of the obligations of the assignee the same as if such assignee had been the original Tenant under the Lease.

9.           That this Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of Guarantor and shall inure to the benefit of Landlord and its successors and assigns.

10.           That if more than one party executes this Guaranty, the term “Guarantor” as used herein shall be deemed and taken to mean all parties who execute this Guaranty, whose obligations hereunder shall be joint and several.

11.           That the officers signing for any corporate Guarantor do hereby certify that the same is a corporation duly organized, legally existing and in good standing under the laws of the State in which it is incorporated, and that the execution of this Guaranty has been authorized by appropriate action of its Board of Directors.

12.           Guarantor agrees that any action brought in connection with this Guaranty shall be maintained in any court of competent jurisdiction in Johnson County, Kansas. Guarantor agrees to, and hereby does, waive the defenses of forum non-conveniens or improper venue with respect to any actions brought in connection with this Lease.  Guarantor hereby appoints Landlord as agent for the purpose of accepting service of any process within the State of Kansas, subject only to the condition that Landlord promptly send written notice of such process to Guarantor at the address of Guarantor hereinabove set forth.

13.           THAT GUARANTOR HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY.

Executed the date first above written.

Parnell Pharmaceuticals Holdings, LTD

By:
Name:
Title:

“Guarantor”

OFFICE LEASE

BETWEEN

RENAISSANCE PROPERTY OWNER, LLC
LANDLORD

AND

PARNELL CORPORATE SERVICES US, INC.
TENANT

DATED:

SEPTEMBER 12, 2014